UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Polaris Industries Inc.
(Name of Registrant as Specified In Its Charter)

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Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
763-542-0500
Fax: 763-542-0599

March 11, 2016

Dear Fellow Shareholder:

The Board of Directors of Polaris Industries Inc. (“Polaris”) joins me in extending a cordial invitation to attend our 2016 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, April 28, 2016 at 9:00 a.m. local time.

In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2015 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

Again this year, we will be using the “Notice and Access” method of furnishing proxy materials to you over the Internet. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about March 11, 2016, we will mail to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote electronically over the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing the Notice to shareholders who previously elected to receive paper copies of the proxy materials, but rather will mail those shareholders a full set of the proxy materials.

It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote electronically over the Internet or, if you receive a paper copy of the proxy card by mail, by telephone or by returning your signed proxy card in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so by following the procedures described in the Proxy Statement even though you have previously sent a proxy.

We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Scott W. Wine
Chairman of the Board and Chief Executive Officer

Enclosures

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
March 11, 2016
________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________

Polaris Industries Inc. will hold its 2016 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, April 28, 2016. The meeting will begin at 9:00 a.m. local time. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about March 11, 2016. At the meeting, our shareholders will be asked to:

1.	Elect one Class II director for a one-year term ending in 2017, and three Class I directors for three-year terms ending in 2019.

2.
Approve an amendment to the Amended and Restated Polaris Industries Inc. Employee Stock Purchase Plan to remove the expiration date of the plan, which is currently scheduled to expire on January 1, 2017.

3.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016.

4.	Submit an advisory vote to approve the compensation of our Named Executive Officers (as described in the accompanying Proxy Statement).

5.	Act on any other matters that may properly come before the meeting.

The Board recommends that shareholders vote FOR each of the following:

1.	The director nominees named in the accompanying Proxy Statement.

2.	The approval of the amendment to the Amended and Restated Polaris Industries Inc. Employee Stock Purchase Plan.

3.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016.

4.	The advisory vote to approve the compensation of our Named Executive Officers.

Only shareholders of record at the close of business on March 1, 2016 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Stacy L. Bogart
Stacy L. Bogart
Senior Vice President-General Counsel and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote as soon as possible via the Internet as described in the Notice of Internet Availability of Proxy Materials. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2016.

Our Proxy Statement for the 2016 Annual Meeting of Shareholders, our Annual Report to Shareholders for the fiscal year ended December 31, 2015 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at https://materials.proxyvote.com/731068.

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
________________
PROXY STATEMENT
________________
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:
You can vote if you were a shareholder at the close of business on the record date of March 1, 2016. There were a total of 64,598,898 shares of our common stock outstanding on March 1, 2016. The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and any accompanying proxy card, along with the 2015 Annual Report to Shareholders and the 2015 Annual Report on Form 10-K, were first made available to you beginning on or about March 11, 2016. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

•
Election of one nominee as a Class II director for a one-year term ending in 2017, and three nominees as Class I directors for three-year terms ending in 2019. The Board of Directors’ nominee for Class II director is Gwenne A. Henricks, and the nominees for Class I directors are Bernd F. Kessler, Lawrence D. Kingsley, and Scott W. Wine.

•
Approval of an amendment to the Amended and Restated Polaris Industries Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") to remove the expiration date of the Plan, which is currently scheduled to expire on January 1, 2017.

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016.

•	Advisory vote to approve the compensation of our Named Executive Officers (as described below).

Q:	How does the Board recommend I vote on the proposals?

A:
The Board is soliciting your proxy and recommends you vote FOR the director nominees, FOR the approval of the amendment to the Employee Stock Purchase Plan, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016 and FOR the advisory vote to approve the compensation of our Named Executive Officers.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report for 2015, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct how you may access and review all of the proxy materials on the Internet. The Notice also instructs how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	How many shares must be voted to approve each proposal?

A:
Quorum. A majority of the outstanding shares of our common stock represented in person or by proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 64,598,898 shares of our common stock were issued and outstanding. A majority of those shares, or 32,299,450 shares of our common stock, will constitute a quorum for the purpose of electing directors, adopting proposals and submitting advisory votes at the

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Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

Vote Required. Proposal 1: Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of directors. Our Corporate Governance Guidelines require that any director who fails to receive a majority of the votes cast "for" and "against" his or her election in an uncontested election must promptly tender his or her resignation. In that event, the Corporate Governance and Nominating Committee must make a recommendation to the Board on whether to accept or reject the tender of resignation. The Board, after taking into account the recommendation, must publicly disclose its decision and rationale within 90 days after the election. The director who failed to receive a majority vote will not participate in the decision.

Proposals 2 and 3: The proposals to approve the amendment to the Employee Stock Purchase Plan and to ratify the selection of the Company’s independent registered public accounting firm will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of such proposals constitutes more than 25% of the outstanding shares of our common stock).

Proposal 4: We will consider the shareholders to have approved the compensation of our Named Executive Officers if there are more votes cast “FOR” the proposal than “AGAINST.” The advisory vote to approve the compensation of our Named Executive Officers is not binding on the Board, but the Compensation Committee will consider the shareholders’ advisory input when establishing compensation for our Named Executive Officers in future years.

Q:	What is the effect of broker non-votes and abstentions?

A:
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that particular proposal. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the Annual Meeting are approved, although if a quorum for the Annual Meeting could not be established without including broker non-votes, then the broker non-votes required to establish the minimum quorum would have the same effect as votes against the proposal to approve the amendment of the Employee Stock Purchase Plan.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote on that proposal, but will not be deemed to have been voted in favor of such proposal. Abstentions will therefore have the same effect as voting against the proposals to approve the amendment of the Employee Stock Purchase Plan and to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the advisory vote to approve the compensation of our Named Executive Officers.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:
By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. We do not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

•	Vote by Internet by following the instructions for Internet voting shown on the Notice, or if you requested printed

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proxy materials or you receive a paper copy of the proxy card, by following the instructions provided with your proxy materials and on your proxy card.

If you elected to receive printed proxy materials, you may also:

•	Vote by phone following the instructions for telephone voting provided with your printed proxy materials and on your proxy card.

•	Vote by completing, signing, dating and mailing the proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the proxy will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.

Q:	Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

•
Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to us; or

•	Giving written notice before the vote at the meeting to our Secretary, stating that you are revoking your proxy.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it - that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:
Broadridge Financial Solutions, our independent proxy tabulator, will count the votes. A representative of Broadridge Financial Solutions and Sean Bagan, our Treasurer, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed, except:

•	To allow Broadridge Financial Solutions to tabulate the vote;

•	To allow Sean Bagan, our Treasurer, and a representative of Broadridge Financial Solutions to certify the results of the vote; and

•	To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:
Your proxy will represent all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris Industries Inc. Amended and Restated 2007 Omnibus Incentive Plan (the "Omnibus Plan") or the Employee Stock Purchase Plan, as well as any shares you own through the Polaris Employee Stock Ownership Plan (the "ESOP") and the Polaris 401(k) Retirement Savings Plan (the "401(k) Plan").

Q:	What happens if I don’t vote the shares that I own?

A:	For shares registered in your name. If you do not vote shares that are registered in your name by voting in person at

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the Annual Meeting or by proxy through the Internet, telephone or mail as described on the Notice, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

For shares held in certain employee plans. If you hold shares in the ESOP or the 401(k) Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are common shares in the Polaris Employee Stock Ownership Plan voted?

A:
If you hold shares of common stock through the ESOP, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the instructions actually received by the trustee from participants who give voting instructions. Votes under the ESOP receive the same confidentiality as all other votes.

Q:	How are common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:
If you hold shares of our common stock through the 401(k) Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the shares in your account will not be voted. Votes under the 401(k) Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals and nominees due for the 2017 Annual Meeting of Shareholders?

A:
If you want to submit a shareholder proposal or nominee for the 2017 Annual Meeting of Shareholders, you must submit the proposal in writing to our Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340, so it is received by the relevant date set forth below under “Submission of Shareholder Proposals and Nominations. ”

Q:	How is this proxy solicitation being conducted?

A:
We engaged D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $16,500, plus out-of-pocket expenses. We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. D.F. King & Co., Inc. and our employees may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 19, 2016 by each person known to us who then beneficially owned more than 5% of the outstanding shares of our common stock, each director, each nominee for director, each Named Executive Officer named in the Summary Compensation Table appearing below and all current executive officers and directors as a group. As of February 19, 2016, there were 64,836,629 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents and deferred stock units credited as of February 19, 2016 to the accounts of each director as described in this Proxy Statement under the heading “Director Compensation.”

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Common Stock Equivalents(11)	Deferred Stock Units(12)
BlackRock, Inc.(1)	4,737,085	7.3%
The Vanguard Group(2)	4,687,916	7.2%
Polaris Industries Inc. Employee Stock Ownership Plan(3)	3,847,081	5.9%
Scott W. Wine(4)	782,707	1.2%
Chairman of the Board and Chief Executive Officer
Michael T. Speetzen(5)	20,000	*
Executive Vice President – Finance and Chief Financial Officer
Michael W. Malone(4)(6)	226,950	*
Executive Vice President – Polaris Financial Services
Bennett J. Morgan(4)(7)	697,501	1.1%
President and Chief Operating Officer
Kenneth J. Pucel(8)	30,000	*
Executive Vice President – Global Operations, Engineering & Lean
Stephen L. Eastman(4)(9)	47,418	*
President – Parts, Garments and Accessories
Annette K. Clayton	0	*	30,489	20,462
Director
Kevin M. Farr	0	*	2,064	1,934
Director
Gary E. Hendrickson	0	*	4,670	6,529
Director
Gwenne A. Henricks	0	*	612	0
Director
Bernd F. Kessler	0	*	7,774	9,303
Director
Lawrence D. Kingsley	6,925	*	246	0
Director
R. M. (Mark) Schreck	480	*	43,505	20,462
Director
John P. Wiehoff	0	*	19,764	17,451
Director
All directors and current executive officers as a group (19 persons)(4)-(10)	2,215,378	3.4%	109,124	76,141
____________
* Indicates ownership of less than 1%.

(1)
The address for BlackRock, Inc. and its affiliates (collectively, “BlackRock”) is 55 East 52nd Street, New York, NY 10055. BlackRock, an investment advisor, has sole voting power with respect to 4,360,104 shares and sole dispositive power with respect to 4,737,085 shares. This information was reported on a Schedule 13G/A filed by BlackRock with the SEC on February 10, 2016, and is as of December 31, 2015.

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(2)
The address for The Vanguard Group and its subsidiaries (collectively, “Vanguard”) is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard has sole voting power with respect to 58,785 shares, shared voting power with respect to 6,500 shares, sole dispositive power with respect to 4,617,562 shares and shared dispositive power with respect to 70,354 shares. This information was reported on a Schedule 13G/A filed by Vanguard with the SEC on February 10, 2016, and is as of December 31, 2015.

(3)
The address for the ESOP is 2100 Highway 55, Medina, MN 55340. The ESOP has shared voting and shared dispositive power with respect to 3,847,081 shares. This information was reported on a Schedule 13G/A filed by the ESOP with the SEC on February 4, 2016, and is as of December 31, 2015.

(4)
Includes shares which could be purchased by the indicated person upon the exercise of vested options within 60 days after February 19, 2016: Mr. Wine, 467,000 shares; Mr. Malone, 87,500 shares; Mr. Morgan, 523,500 shares; Mr. Eastman, 26,000; and all executive officers combined, 1,360,500 shares.

(5)
Includes 20,000 restricted stock units awarded to Mr. Speetzen under the Omnibus Plan. All of the 20,000 unvested restricted stock units granted to Mr. Speetzen become freely tradable in various tranches over the next three years, provided that he continues to be an employee.

(6)	Includes 20,679 shares which are held in a revocable trust in the name of Mr. Malone’s spouse.

(7)
Includes 15,000 restricted shares of common stock awarded to Mr. Morgan under the Omnibus Plan in January 2015. All of the 15,000 restricted shares become freely tradable only if we achieve certain financial targets, provided Mr. Morgan continues to be an employee. Also includes 6,156 shares held by Mr. Morgan in the ESOP, over which he holds shared voting power, 16,145 shares which are held in a revocable trust in the name of Mr. Morgan’s spouse, and 1,030 shares held by Mr. Morgan’s children, as to which beneficial ownership is disclaimed.

(8)
Includes 30,000 restricted shares of common stock awarded to Mr. Pucel under the Omnibus Plan in December 2014. All of the 30,000 unvested restricted shares granted to Mr. Pucel become freely tradable in various tranches over the next two years, provided that he continues to be an employee.

(9)
Includes 10,000 restricted stock shares of common stock awarded to Mr. Eastman under the Omnibus Plan. All of the 10,000 restricted shares become freely tradable only if we achieve certain financial targets, provided Mr. Eastman continues to be an employee. Also includes 135 shares held by Mr. Eastman in the 401(k) Plan, over which he holds shared voting power.

(10)
Includes 115,000 aggregate restricted shares of common stock awarded to current executive officers as a group under the Omnibus Plan. All of the 115,000 restricted shares become freely tradable only if the holders continue to be employees for specified periods of time and, in some cases, if specified performance goals are satisfied.

(11)
Represents the number of common stock equivalents credited as of February 19, 2016 to the accounts of each non-employee director and the accompanying dividend equivalent units, as maintained by us under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent and dividend equivalent unit held by that director upon his or her termination of service as a member of the Board or upon a change of control of our Company.

(12)
Represents the number of deferred stock units awarded to each of the non-employee directors under the Omnibus Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit and dividend equivalent unit upon his or her termination of service as a director or upon a change in control of our Company.

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CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Wine currently holds the titles of Chairman and Chief Executive Officer ("CEO") of Polaris. The Board believes that the interests of having a unified leadership structure with the positions of Chairman and CEO being held by the same person is currently appropriate for our Company. Our Corporate Governance Guidelines provide that if the CEO is also the Chairman of the Board, the Chair of the Corporate Governance and Nominating Committee, who is an independent director, will serve as the Lead Director. Mr. Wiehoff is currently our Lead Director, and his responsibilities as Lead Director include, among others:

•	Preside over all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serve as a liaison between the Chairman and the independent directors;

•	In consultation with the Chairman, approve:

•	Key information sent to the Board;

•	Meeting agendas for the Board; and

•	Meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Have the authority to call meetings of the independent directors;

•	If requested by major shareholders, ensure his/her availability for consultation and direct communication;

•	Conduct and facilitate an annual Board self-evaluation;

•	Communicate with the CEO about strategic business issues, governance processes, and board relationships; and

•	Coordinate with the Compensation Committee on CEO evaluation.

The Board believes that its independent Board committees and Lead Director provide appropriate independent Board leadership and oversight.

Risk Oversight

Our Audit Committee is primarily responsible for regularly reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including management’s guidelines and policies with respect to risk assessment and risk management. When the Board deems it appropriate, responsibility of oversight of a specific risk is assigned to another one of the Board’s committees.

We engage in an Enterprise Risk Management (“ERM”) process. The ERM process consists of periodic risk assessments performed by various functional management groups during the year. At least twice a year, executive management presents these assessments to the Audit Committee to ensure that the process is sound and complete, oversight is appropriate, and the risks and risk assessments are thoroughly reviewed. In addition, the Audit Committee reports regularly to the full Board, which also considers our risk profile. While our management is responsible for day-to-day risk management identification and mitigation, the Board, directly and through its committees, oversees the execution of the ERM process. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Diversity

The Corporate Governance and Nominating Committee is responsible for identifying individuals who it considers qualified to become Board members. In furtherance of this duty, the Corporate Governance and Nominating Committee considers, as required by its charter, the Board’s overall balance of diversity of perspectives, backgrounds and experiences, although it does not have a formal policy regarding the consideration of diversity of Board members. The Corporate Governance and Nominating Committee views diversity broadly and evaluates a wide range of criteria as it makes its selections, including, among others, functional areas of experience, educational background, employment experience, and leadership performance. The Corporate Governance and Nominating Committee also assesses those intangible factors it deems necessary to develop a heterogeneous and cohesive Board such as integrity, judgment, intelligence, and the willingness and ability of the candidate to devote adequate time to Board duties for a sustained period.

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Our Board and each of its committees engage in an annual self-evaluation process. As part of that process, directors provide feedback on whether the Board is meeting its diversity objectives and how the composition of the Board should be altered in order to enhance its value to our Company and shareholders.

Corporate Governance Guidelines and Independence

Our Board has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polaris.com. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (the “NYSE”), a majority of the members of the Board must be independent as determined by the Board. In making its determination of independence, among other things, the Board must have determined that the director has no material relationship with the Company either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with us. The Board of Directors has determined that Ms. Clayton and Ms. Henricks, and Messrs. Farr, Hendrickson, Kessler, Kingsley, Schreck and Wiehoff are independent. Mr. Cornell, who resigned as a member of the Board in July, was also determined to be independent. Mr. Wine, our Chairman and CEO, is the only director who is not independent.

The Board based its independence determinations, in part, upon a review by the Corporate Governance and Nominating Committee and the Board of certain transactions between the Company and companies with which certain of our directors have relationships, each of which was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to our business or the business of such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit. Specifically, the Corporate Governance and Nominating Committee and the Board reviewed ordinary course of business purchases by us from C. H. Robinson Worldwide, where Mr. Wiehoff is, and during fiscal 2015 was, the CEO, in the aggregate amount of approximately $14,700,000. The payments were less than the greater of $1,000,000 or 2.0% of the recipient's and our gross revenues in fiscal 2015. Accordingly, a majority of our Board is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees, including our CEO, our Chief Financial Officer (“CFO”) and all other executive officers, and the Board. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polaris.com. In the event we waive any of the provisions of the Polaris Code of Business Conduct and Ethics with respect to the CEO, CFO, any executive officer or member of the Board that relates to any element of the definition of "code of ethics" enumerated in Item 406(b) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), we intend to disclose such actions on our website at the same location.

Hedging and Pledging Policy

We adopted a policy that prohibits Directors and executive officers from engaging in hedging transactions with respect to our common stock. We also adopted a policy that permits Directors and executive officers to pledge our common stock as collateral for a loan only if it is pre-approved by the Company's General Counsel or CFO. The Director or executive officer must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board. Any shareholder or other interested party who desires to communicate with the Board, individually or as a group, may do so by writing to the intended member or members of the Board, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine whether the communication is a message to one or more of our directors and then will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to

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determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate.

Board Meetings

During 2015, the full Board met five times. Each of the in-person meetings was preceded and/or followed by an executive session of the Board without management in attendance, chaired by Mr. Wiehoff. Each of our directors attended at least 75 percent of the meetings of the Board and any committee on which that director served in 2015. The Board also took action in writing seven times in 2015. We do not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve as well as the annual shareholder meetings. All then-current members of the Board attended our 2015 Annual Meeting.

Committees of the Board and Meetings

The Board has designated four standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Technology Committee each operate under a written charter, which is available on our website at www.polaris.com. The current membership of each committee and its principal functions, as well as the number of times it met during 2015, are described below.

Audit Committee

Members:
Kevin M. Farr, Chair
Gwenne A. Henricks
Bernd F. Kessler
Lawrence D. Kingsley
R.M. (Mark) Schreck
John P. Wiehoff

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board in accordance with our Corporate Governance Guidelines, SEC rules and the applicable listing requirements of the NYSE. Additionally, Messrs. Farr, Kessler, Kingsley and Wiehoff have each been determined by the Board to be an “Audit Committee Financial Expert” as that term has been defined by the SEC. None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.

Functions:
The Audit Committee assists the Board in fulfilling its fiduciary responsibilities by overseeing our financial reporting and public disclosure activities. The Audit Committee’s primary purposes and responsibilities are to:

•
Assist the Board of Directors in its oversight of (a) the integrity of our financial statements, (b) the effectiveness of our internal control over financial reporting, (c) our compliance with legal and regulatory requirements, (d) the independent auditor’s performance, qualifications and independence, and (e) the responsibilities, performance, budget and staffing of our internal audit function;

•	Prepare the Audit Committee Report that appears later in this Proxy Statement;

•	Serve as an independent and objective party to oversee our financial reporting process and internal control system; and

•	Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board.

The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and oversight of the work of any independent registered public accounting firm employed by us (including resolution of any disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for us, and each such independent registered public accounting firm reports directly to the Audit Committee. This committee met nine times during 2015.

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Compensation Committee

Members:
Gary E. Hendrickson, Chair
Annette K. Clayton
John P. Wiehoff

All members of the Compensation Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Functions:
The Compensation Committee’s duties and responsibilities include, among other things, the responsibility to:

•	Assist the Board in establishing a philosophy and policies regarding executive and director compensation;

•	Provide oversight to the administration of our director and executive compensation programs;

•	Administer our stock option, restricted stock and other equity-based and cash incentive plans;

•	Review and approve the compensation of directors, executive officers and senior management;

•
Review and discuss the Compensation Discussion and Analysis that appears later in this Proxy Statement and prepare any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report that appears later in this Proxy Statement; and

•
Review the process for managing executive development and succession, assist the Board in management development and succession planning and review with the CEO the confidential written procedure for the timely and efficient transfer of his or her responsibilities in the event of his or her sudden incapacitation or departure.

The Compensation Committee has the resources and appropriate authority to discharge its duties and responsibilities, including the authority to retain independent counsel and other independent experts or consultants. The committee has the sole authority to select, retain and terminate a compensation consultant and to approve the compensation consultant’s fees and other retention terms. The committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 of the Securities Exchange Act, as in effect from time to time, and/or (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as in effect from time to time.

The Compensation Committee engaged Towers Watson to act as its compensation consultant beginning in May 2013. The Compensation Committee uses its compensation consultant in an advisory role for various technical, analytical, and plan design issues related to our compensation and benefit programs. The compensation consultant does not recommend or determine compensation for any of our executives, which role is reserved to the Compensation Committee. The Compensation Committee provides the material elements of the instructions to the compensation consultant with respect to the performance of its duties under the engagement. For 2015, the Compensation Committee instructed Towers Watson to (a) collect market information on a variety of executive pay and design issues, including the types and amounts of compensation paid to executives at similarly situated companies; (b) assist in the design and review of programs such as our long-term incentive plan and annual cash incentive plan that affect the compensation of executives and other employees; (c) consult on various technical issues related to compensation and benefits; and (d) review and assist the Compensation Committee and our CEO in the development of offer letters to newly hired senior executives from time to time. When necessary, the compensation consultant works with management to fully understand the details of various compensation programs and the underlying business and human resources issues they address. The Compensation Committee has assessed the independence of Towers Watson pursuant to the rules of the SEC and concluded no conflict of interest exists that would prevent the independent representation of the Compensation Committee. We used Towers Watson for non-executive compensation surveys in 2015 for which it was paid less than $20,000.

The Compensation Committee works with our CEO, our President and Chief Operating Officer, our Executive Vice President – Global Operations, Engineering and Lean, and our Senior Vice President – Chief Human Resources Officer in determining the base salary and annual and long-term incentive targets and opportunities for our executive officers, but in each case not including that officer’s own compensation arrangements. The Compensation Committee also has the power to delegate the approval of grants of certain equity awards. The Compensation Committee has delegated to our CEO the authority to approve the issuance of a limited number of equity awards in connection with the employment of new non-

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executive employees and the promotion, retention or outstanding achievements of current non-executive employees. The Compensation Committee met five times during 2015 and took action in writing three times.

Corporate Governance and Nominating Committee

Members:
John P. Wiehoff, Chair
Gary E. Hendrickson
Bernd F. Kessler
R. M. (Mark) Schreck

All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Functions:
The Corporate Governance and Nominating Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of our Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functions of the Board, evaluates the qualifications of possible candidates for the Board and recommends the nominees for directors to the Board for approval. The committee will consider individuals recommended by shareholders for nomination as a director, applying the standards described in the Corporate Governance and Nominating Committee Charter. The committee also is responsible for recommending to the Board any revisions to our Corporate Governance Guidelines. This committee met three times during 2015.

Technology Committee

Members:
Annette K. Clayton, Chair
Kevin M. Farr
Gwenne A. Henricks
Bernd F. Kessler
Lawrence D. Kingsley
R. M. (Mark) Schreck
Scott W. Wine

Functions:
The Technology Committee provides oversight of our product plans, technology development and related business processes. The committee reviews (a) product and technology development plans to ensure the continuous flow of innovative, differentiated, leadership products in the markets we currently serve; (b) plans for growth through new products serving adjacent markets; (c) new technology development and plans for insertion of new technology into the long-range product plan; (d) major competitive moves and our response plan; (e) the adequacy of the processes, tools, facilities and technology leadership of our product and technology development; (f) the costs, benefits and risks associated with major product development programs and related facility investments; (g) plans to address changing regulatory requirements; (h) strategic sourcing plans for products and technology; and (i) quality initiatives to ensure that the quality of our products meets or exceeds customer expectations. This committee met two times during 2015.

Certain Relationships and Related Transactions

During 2015, we did not engage in any transactions with related persons that are required to be described in this Proxy Statement pursuant to applicable SEC regulations.

Our written Related-Person Transactions Policy, which is applicable to all of our directors, nominees for directors, executive officers and 5% shareholders and their respective immediate family members, prohibits “related-person transactions” unless approved or ratified by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include any transaction in which we are directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $120,000, and in which

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a director, nominee for director, executive officer or 5% shareholder, or any of their respective family members, has or will have a direct or indirect material interest.

Any potential related-person transaction that is raised will be analyzed by the General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The potential related-person transaction and the General Counsel’s conclusion and the analysis thereof are also to be reported to the chair of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee shall review the material facts of all related-person transactions that require the committee’s approval and either approve or disapprove of the related person transaction. If advance committee approval of a related-person transaction is not feasible, then the related-person transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. Any related-person transaction that is not approved or ratified, as the case may be, shall be voided, terminated or amended, or such other actions shall be taken, in each case as determined by the committee, so as to avoid or otherwise address any resulting conflict of interest.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. During fiscal year 2015, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officers served on our Compensation Committee or Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC. Executive officers and directors are required to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2015 and written representations that no other reports were required, we believe that, during the year ended December 31, 2015, all filing requirements applicable to our directors, executive officers and 10% beneficial owners, if any, were complied with on a timely basis, except that we failed to timely file a Form 5 to report the gift of 300 shares of common stock made by David Longren on October 29, 2010.

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PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

The Board is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class I directors currently serving on the Board, whose terms expire at the 2016 Annual Meeting, are Mr. Bernd F. Kessler and Mr. Scott W. Wine. In addition, the Board appointed Gwenne A. Henricks to the Board as a Class II director and Lawrence D. Kingsley to the Board as a Class I director with their initial terms expiring at the 2016 Annual Meeting.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board proposes that Gwenne A. Henricks be elected as a Class II director for a one-year term expiring in 2017, and Bernd F. Kessler, Lawrence D. Kingsley, and Scott W. Wine be elected as Class I directors for three-year terms expiring in 2019.

Each of the nominees currently serves as a member of the Board. The persons named in the proxy intend to vote your proxy for the election of each of the four nominees, unless you indicate on the proxy that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

We expect each nominee standing for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy. There are no family relationships between or among any of our executive officers, directors or director nominees.

The Board, upon recommendation of the Corporate Governance and Nominating Committee, unanimously recommends a vote FOR the election of these nominees as directors.

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Information Concerning Nominees and Directors

Our directors bring a broad range of leadership and experience to the boardroom and regularly contribute to the dialogue involved in effectively overseeing and guiding our business and affairs. Other than our CEO, all of the members of the Board are independent. Though the members of the Board have been selected to provide a wide range of viewpoints, the atmosphere of our Board is collegial. Preparation, engagement and participation are expected from our directors. We insist on high personal and professional ethics, integrity and values. All of our current directors and the director nominees satisfy such requirements. The Board has adopted Corporate Governance Guidelines, which are observed by all directors. With a diverse mix of experience, backgrounds and skill sets, the Board believes it is well positioned to represent the best interests of the Company's shareholders. The principal occupation, specific experience, qualifications, attributes or skills and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

In July 2015, Gwenne A. Henricks was elected as a Class II member of the Board, with her initial term expiring at the 2016 Annual Meeting. The Corporate Governance and Nominating Committee led the process for selecting Ms. Henricks and recommending her to the Board. Based upon the composition and qualifications of the current Board members, the Corporate Governance and Nominating Committee focused on diverse candidates with a strong technology background. Ms. Henricks is the only nominee for election as a Class II member by our shareholders at the 2016 Annual Meeting of Shareholders; if elected, her new term will expire in 2017.

In January 2016, Lawrence D. Kingsley was elected as a Class I member of the Board, with his initial term expiring at the 2016 Annual Meeting. The Corporate Governance and Nominating Committee led the process for selecting Mr. Kingsley and recommending him to the Board. Based upon the composition and qualifications of the current Board members, the Corporate Governance and Nominating Committee focused on candidates with strong executive leadership experience.

An independent search firm assisted the Corporate Governance and Nominating Committee with its director search and recommended candidates who satisfied the Board's criteria. Ms. Henricks and Mr. Kingsley were identified as strong candidates by the search firm and were subsequently interviewed by the Chair of the Corporate Governance and Nominating Committee and certain other Board members, including our Chairman and CEO.

If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the shareholder’s notice must include the information specified in our bylaws, including the shareholder’s name and address, the information required to be disclosed by the SEC’s proxy rules, a written consent of the candidate to be named in the proxy statement and to serve as a director if elected, specified information regarding the shareholder’s interests in our capital stock, and the representations specified in our bylaws. The Corporate Governance and Nominating Committee will evaluate recommended nominees based on the factors identified in the Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at www.polaris.com. Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the SEC and any applicable laws.

Director Nominee — Class II (Term Ending 2017)

Gwenne A. Henricks	Director since 2015
Ms. Henricks, 59, is Vice President, Product Development & Global Technology, and Chief Technology Officer of Caterpillar Inc. Ms. Henricks joined Caterpillar in 1981 in an engineering role, and held numerous engineering and executive roles progressing in scope and complexity. She was named Vice President of Product Development and Global Technology, and Chief Technology Officer in 2012. Ms. Henricks serves on the Bradley University Engineering Advisory Committee, the South Dakota School of Mines & Technology Advisory Council and the Conference Board’s Product and Services Development Council. Ms. Henricks brings to the Board executive leadership, as well as valuable knowledge and experience in technology, and global research and development organization. Ms. Henricks is a member of our Audit Committee and our Technology Committee.

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Director Nominees — Class I (Term Ending 2019)

Bernd F. Kessler	Director since 2010
Mr. Kessler, 57, was the Chief Executive Officer of SRTechnics AG from January 2008 through January 2010. SRTechnics is a privately-held aircraft, component and engine service provider with facilities located in Switzerland, Ireland, Great Britain, France, Spain, Malta and China. From September 2004 through October 2007, Mr. Kessler was the President and Chief Executive Officer of MTU Maintenance, a subsidiary of Aero Engines AG, in Munich, Germany, an aero engine design, development, manufacturing and service company, where he was instrumental in preparing the company for a successful initial public offering on the Frankfurt Stock Exchange. Prior to September 2004, Mr. Kessler held management and executive positions for 20 years at Honeywell International, Inc. and its preceding company AlliedSignal Corp. Among other roles, he led Honeywell’s Aerospace aftermarket services business with 27 facilities around the world. Mr. Kessler also serves on the Board of JorAMCo Ltd. in Amman, Jordan, Flowcastings GmbH in Trebur, Germany and Zitec GMBH in Plattling, Germany. Since March 2015, Mr. Kessler has been the Chairman of RENA Technologies GmbH in Gutenbach, Germany. Mr. Kessler is a member of our Audit Committee, Corporate Governance and Nominating Committee, and our Technology Committee. Mr. Kessler is based in Europe and has extensive experience in international management and mergers and acquisitions. Through his employment at Honeywell International, Mr. Kessler obtained skills in talent and organization development, engineering and operations management and the ability to build strong and lasting customer relationships. He is recognized as an industry leader in the global aerospace and defense markets, which will be helpful as we strive to grow our military and international business. His experience in operations, service and global business are expected to be a key asset to us as we continue to increase our sales globally and strive to increase operational efficiency.

Lawrence D. Kingsley	Director since 2016
Mr. Kingsley, 53, served as the Chairman and Chief Executive Officer of Pall Corporation from October 2013 until October 2015. He served as CEO and President of Pall Corporation from October 2011 until October 2013. Prior to his election, Mr. Kingsley served as Chairman, President and Chief Executive Officer of IDEX Corporation, a company specializing in the development, design, and manufacture of fluid and metering technologies and health and science technologies products from March 2005 to August 2011. Mr. Kingsley remained Chairman of IDEX until the end of 2011. Before joining IDEX, Mr. Kingsley held management positions of increasing responsibility with Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated. He was a Director of Cooper Industries Ltd. and of Cooper Wiring Devices, Inc. from 2007 until November 2012. He has been a Director for Rockwell Automation Corporation since April 3, 2013. Mr. Kingsley brings strong executive leadership and business management skills to our Board, as well as valuable experience in strategic planning, corporate development and operations analysis. He also brings significant financial expertise to the Board including financial reporting and corporate finance. Mr. Kingsley is a member of our Audit Committee and our Technology Committee.

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Scott W. Wine	Director since 2008
Mr. Wine, 48, has been the Chief Executive Officer of Polaris since September 1, 2008, and was appointed as a member of our Board of Directors on October 23, 2008. He was elected Chairman of the Board on January 31, 2013. Prior to joining Polaris, Mr. Wine served for sixteen months as President of Fire Safety Americas, the Fire & Security Division of United Technologies Corporation, and prior to that time, held senior leadership positions at Danaher Corp. from 2003 to 2007, serving as President of its Jacob Vehicle Systems and Veeder-Root subsidiaries. Mr. Wine served as a Supply Officer in the U.S. Navy for seven years, and then held a number of operations and executive positions, both international and domestic, with AlliedSignal Corp.’s Aerospace Division, which became Honeywell International Inc. after a 1999 merger with Honeywell Inc. He currently serves as a member of the Board of Directors of US Bancorp, Terex Corporation, Greater Twin Cities United Way, and is a member of our Technology Committee. As a proven leader with considerable experience across a variety of industries and three respected international companies, Mr. Wine has a track record of producing outstanding results. He also brings to the Board extensive expertise in mergers and acquisitions in the U.S., Europe and Asia. Mr. Wine’s knowledge of all aspects of the Company’s business as its CEO, combined with his drive for innovation and excellence, position him well to serve as Chairman of the Board and a Board member. Mr. Wine plays a key role in facilitating the communication and the flow of information between management and the directors on a regular basis.

Directors Continuing in Office — Class II (Term Ending 2017)

Gary E. Hendrickson	Director since 2011
Mr. Hendrickson, 59, has been the President and Chief Executive Officer of The Valspar Corporation, a global paints and coatings manufacturer, since June 2011 and was its President and Chief Operating Officer from February 2008 to June 2011. From 2005 to February 2008, Mr. Hendrickson served as the Senior Vice President responsible for several significant business divisions and President, Asia Pacific of The Valspar Corporation and was the Group Vice President, Global Wood Coatings and President, Asia Pacific of The Valspar Corporation from 2004 to 2005. Prior to that, he served as Corporate Vice President and President, Asia Pacific of The Valspar Corporation from 1999 to 2004. He has been a member of the Board of Directors of The Valspar Corporation since 2009, and was named Chairman of the Board in 2012. Mr. Hendrickson serves as the Chair of our Compensation Committee and is also a member of our Corporate Governance and Nominating Committee. Mr. Hendrickson’s experience as president and chief executive officer of a global company provides expertise in corporate leadership and development and execution of business growth strategy. Mr. Hendrickson also brings to the Board significant global experience and knowledge of competitive strategy and international competition. As a past director for other public companies, Mr. Hendrickson also provides significant board experience.

R. M. (Mark) Schreck	Director since 2000
Mr. Schreck, 71, is a licensed professional engineer and retired Vice President, Technology, General Electric Company. He recently retired from the University of Louisville Speed School of Engineering, where he served as an academic program director until 2014, and consults through his business, RMS Engineering, LLC. Mr. Schreck also serves as a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck is a member of our Audit Committee, our Corporate Governance and Nominating Committee, and our Technology Committee. He has over 40 years of experience in engineering and product development as well as in large scale manufacturing processes. He also brings knowledge of the latest practices in technology and innovation to our boardroom. Mr. Schreck’s expertise in consumer durables design and manufacturing makes him a key contributor to our Board in the product area.

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Directors Continuing in Office — Class III (Term Ending 2018)

Annette K. Clayton	Director since 2003
Ms. Clayton, 52, has been the Chief Supply Chain Officer for Schneider Electric since May 2011, where she leads a 12 billion euro global supply chain operation comprised of 80,000 employees, more than 250 manufacturing factories and over 100 distribution centers. She oversees Customer Satisfaction & Quality, Safety, Environment and Real Estate, and is a member of the Executive Committee. From 2006 to 2011, Ms. Clayton led Dell Inc.'s supply chain transformation and oversaw the global manufacturing and fulfillment operations. While at Dell, Ms. Clayton was responsible for the commercial order management and customer care operations in sixteen countries. From 1983 to 2006, she worked for General Motors Corporation in senior management positions in engineering and production, including President, Saturn Corporation, as a member of the North American Strategy Board, and Vice President, Quality. As President of Saturn Corporation, Ms. Clayton gained experience leading a large corporation, which included overseeing strategic direction and financial accountability as well as profit and loss responsibility. With many years of experience running large scale supply chain manufacturing companies with global presence, Ms. Clayton brings to the Board expertise in supply chain, supply chain strategy, global expansion and various channel expansions, including the consumer durables area. Ms. Clayton also has many years of experience in engineering, production and manufacturing. Ms. Clayton serves as the Chair of our Technology Committee and is a member of our Compensation Committee.

Kevin M. Farr	Director since 2013
Mr. Farr, 58, has been the Executive Vice President and Chief Financial Officer of Mattel, Inc., a worldwide leader in the design, manufacture and marketing of toys and family products, since February 2000, where he is responsible for Mattel’s worldwide financial operations, as well as strategic planning; corporate development, including mergers and acquisitions; information technology; corporate communications; and government affairs. Prior to being named CFO in 2000, Mr. Farr served as Senior Vice President and Corporate Controller from September 1996 to February 2000. From 1991 to 1996, he served in various roles in Tax, including Vice President, Tax from 1993 to 1996. He joined Mattel in 1991 as Director of Taxes. Prior to Mattel, Mr. Farr spent 10 years with PricewaterhouseCoopers. He serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California. He previously served on the Beckman Coulter Board from 2004 to 2011. With many years of experience in executive leadership roles, Mr. Farr brings to the Board expertise in financial operations, business development and corporate strategy. As a past director for a public company, Mr. Farr also provides significant board experience. Mr. Farr is the Chair of our Audit Committee and a member of our Technology Committee.

John P. Wiehoff	Director since 2007
Mr. Wiehoff, 54, has been Chief Executive Officer and Chairman of the Board of C.H. Robinson Worldwide since 2007 and Chief Executive Officer of that company since May 2002, following a three-year succession process during which he was named President in 1999. He has been a member of the C.H. Robinson Board of Directors since December 2001. He was Vice President and Chief Financial Officer from June 1998 to December 1999. Previous positions with C.H. Robinson include Treasurer and Corporate Controller. Prior to joining C.H. Robinson in 1992, he was employed by Arthur Andersen LLP. Mr. Wiehoff also serves on the Board of Directors of Donaldson Company, Inc. Mr. Wiehoff is our Lead Director, is a member of our Compensation Committee and serves as the Chair of our Corporate Governance and Nominating Committee. His previous position as Chief Financial Officer of C.H. Robinson and employment at Arthur Andersen make him a valuable asset to our Board of Directors, Corporate Governance and Nominating Committee and Compensation Committee, and his exposure to complex financial issues with large corporations makes him a skilled advisor. His expertise as a chief executive officer and expertise in logistics adds significant value to the Board.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (the "CD&A") describes our compensation objectives and policies and the compensation awarded to our Named Executive Officers during 2015. The CD&A also describes actions taken in early 2016 in response to 2015 Company performance. Our Named Executive Officers during 2015 were:

•	Scott W. Wine, Chairman of the Board and Chief Executive Officer (“CEO”);

•	Michael T. Speetzen, Executive Vice President – Finance and Chief Financial Officer (“CFO”);

•	Michael W. Malone, Former Vice President – Finance and Chief Financial Officer (“Former-CFO”);

•	Bennett J. Morgan, President and Chief Operating Officer (“COO”);

•	Kenneth J. Pucel, Executive Vice President – Global Operations, Engineering and Lean (“EVP”);

•	Stephen L. Eastman, President – Parts, Garments and Accessories (“Pres-PGA”).
On August 3, 2015, Mr. Malone retired from the role of VP – Finance and CFO. On the same date, Mr. Speetzen commenced employment as EVP – Finance and CFO.

Executive Summary

Although the Company increased sales and earnings per share for the sixth consecutive year, results fell short of our original expectations. In making compensation decisions, the Compensation Committee evaluates the Company's financial performance against the backdrop of general economic outlook and current projections for our business. When the Committee made its original 2015 compensation decisions early in the year, we were experiencing and projecting double digit growth in revenue and earnings per share for the year. Based on that information, the Compensation Committee made the following decisions:

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Mr. Wine received a base salary increase of 1% generally to maintain his position with respect to the market median. Messrs. Malone, Morgan and Pucel received base salary increases in the range of 3.2% to 5.3% and Mr. Eastman received an increase of 13.6%. These increases were also intended to maintain their base salary positions with respect to the market median and reward them for our performance during 2014.

•	Aggregate annual cash incentives and long-term incentives were granted consistent with our compensation philosophy.
As we neared year end, we experienced softer than anticipated growth and profitability due to both internal and external challenges. Consistent with our compensation philosophy of paying for performance, our 2015 payouts and 2016 decisions reflected that philosophy as follows:

•	The Compensation Committee and Mr. Wine mutually agreed to forgo payment of his 2015 annual cash incentive under our Annual Incentive Compensation Plan (the "Senior Executive Plan").

•	All of the other Named Executive officers' annual cash incentives were paid out at less than target levels for the first time since 2012.

•	No base salary increases were made to Named Executive Officers for 2016.

•
Long-term incentives in the form of Performance Restricted Stock Units (PRSUs) granted in 2013 to the Named Executive Officers under the 2013-2015 performance period were paid out at 20% above target, the first time since 2012 that maximum performance was not achieved. The value of the payouts was further diminished by the decline in our stock price from $86.45 on the grant date to $75.17 on the vest date.

Key 2015 Company Financial Performance

•	For the sixth consecutive year we achieved record sales, with 2015 sales of $4,719.3 million representing a 5% increase over 2014.

•	Net income per diluted share increased to a record amount for the sixth consecutive year, from $6.65 to $6.75.

•	Net income increased for the sixth consecutive year, from $454.0 million to $455.4 million.

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•	Operating income as a percentage of sales decreased from 16.0% to 15.2%.

Long Term Incentive Compensation Performance Metrics in Relation to CEO Pay

The charts below illustrate our pay for performance philosophy and the directional relationship between our long term incentive performance metrics and Mr. Wine's compensation as disclosed in the Summary Compensation Tables for the applicable year.

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Return to Shareholders

Because significant portions of our executive compensation program are equity-based, the amount of compensation ultimately realized by our Named Executive Officers is closely linked to the performance of our common stock, which is reflected in the following chart which compares our annualized total shareholder return to that of the members of our 2015 Peer Group listed on page 24:

	Annualized Total Shareholder Return(1)
Percentile	1-Year	3-Year	5-Year
25th Percentile(2)	-29%	-5%	1%
Median(2)	-19%	2%	8%
75th Percentile(2)	1%	20%	17%
Polaris Industries	-42%	2%	19%
Polaris Percentile	11%	49%	79%

(1)	1-Year, 3-Year and 5-Year Total Shareholder Return are annualized total shareholder rates of return reflecting the stock price appreciation plus reinvestment of dividends, as of December 31, 2015.

(2)	These percentiles represent Total Shareholder Return of the members of our 2015 Peer Group

Shareholder Approval of our Executive Compensation Program

In deciding to structure our executive compensation program for 2015 in a manner similar to that utilized during 2014, 2013 and 2012, our Compensation Committee took into account the fact that the holders of over 97% of the shares voted at our 2015, 2014 and 2013 Annual Meetings of Shareholders approved, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Proxy Statement for each of those Annual Meetings. During these years, our compensation philosophy has remained consistent and the design of our compensation programs has not changed in any significant manner.

Objectives of Polaris’ Compensation Program

Our executive compensation philosophy aligns executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program for our Named Executive Officers are the following:

•	Pay for Performance: Emphasize variable compensation that is tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;

•
Shareholder Alignment:  Link executives’ incentive goals with the interests of our shareholders, provide equity-based forms of compensation and establish specific stock ownership guidelines for employees in key management positions throughout our Company;

•	Long-Term Success: Support and reward executives for consistent performance over time and achievement of our long-term strategic goals; and

•	Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

To achieve these objectives, we have designed an executive compensation program that is significantly weighted towards long-term goals. This approach aids us in the retention of executive officers and assures that the interests of our executive officers and shareholders are aligned. Although the program emphasizes performance-based and equity-based compensation as a percentage of total direct compensation (base salary and annual and long-term incentives), we do not, however, have specific policies governing the allocation of the total direct compensation opportunity among its various components. The following charts illustrates the percentage of total direct compensation opportunity for each Named Executive Officer for 2015 represented by each compensation component:

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*Base salary, target annual incentive and grant date fair value of long-term incentives.
**Mr. Speetzen was excluded from the chart because he commenced employment in July 2015 and does not have a full year of data.

Tracking of Long-Term Incentives

The following table summarizes equity awards granted during the past three years to our Named Executive Officers, and is provided to assist in distinguishing the grant date fair value of these awards as reported in the Summary Compensation Table on page 35 from the realizable value of those awards at the most recent year-end. Mr. Speetzen joined the Company in 2015 and Mr. Pucel joined in 2014. Mr. Eastman was not a Named Executive Officer in either 2013 or 2014.

		2013 Awards		2014 Awards		2015 Awards		Total
		Grant Date Fair Value ($)	Intrinsic Value at 12/31/15 ($)	Grant Date Fair Value ($)	Intrinsic Value at 12/31/15 ($)	Grant Date Fair Value ($)	Intrinsic Value at 12/31/15 ($)	Aggregate Grant Date Fair Value ($)	Aggregate Intrinsic Value at 12/31/15 ($)(1)
Mr. Wine	PRSU	1,143,734	1,137,119	2,387,730	1,633,050	2,900,048	1,699,919	6,431,512	4,470,088
	Stock Options	4,933,032	(81,500)	3,999,085	(4,011,720)	3,094,026	(5,157,800)	12,026,143	(9,251,020)
Mr. Speetzen	PRSU					515,577	331,939	515,577	331,939
	Stock Options					380,021	(570,600)	380,021	(570,600)
Mr. Malone	PRSU	340,008	338,041	454,988	311,225	519,950	304,779	1,314,946	954,045
	Stock Options	907,920	(15,000)	752,303	(754,680)	546,005	(910,200)	2,206,228	(1,679,880)
Mr. Morgan	PRSU	525,011	521,974	874,977	598,470	3,199,467	586,179	4,599,455	1,706,623
	Stock Options	1,815,840	(30,000)	1,465,011	(1,469,640)	1,055,609	(1,759,720)	4,336,460	(3,259,360)
Mr. Pucel	PRSU			437,469	243,668	880,073	515,872	1,317,542	759,540
	Stock Options			1,767,258	(3,076,200)	946,408	(1,577,680)	2,713,666	(4,653,880)
Mr. Eastman	PRSU					1,786,247	187,543	1,786,247	187,543
	Stock Options					327,603	(546,120)	327,603	(546,120)

(1)
For options, represents the difference between market value of a share of the Company's common stock on December 31, 2015 ($85.95) and the exercise price of the option. For PRSUs, represents the market value of the underlying shares on December 31, 2015 using the number of shares at target (for Messrs. Morgan and Eastman includes full value of performance awards granted in January 2015).

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Executive Compensation Program Components

The components of our Named Executive Officers’ compensation are summarized below. All of the components, individually and collectively, are provided for the general purpose of providing a competitive compensation program that will enable us to meet our objective of attracting and retaining highly qualified executives. The more specific reasons for providing each component and each component’s key features are summarized below.

Base Salary
Purpose:

•	Provide a fixed level of compensation on which executive officers can rely

Key Features:

•	Salary levels set based on an assessment of:

•	Level of responsibility

•	Experience and time in position

•	Individual performance

•	Future potential

•	Salary level relative to market median

•	Internal pay equity considerations

•	Salary levels are reviewed annually by the Compensation Committee and adjusted as appropriate

Annual Cash Incentive (Senior Executive Plan)
Purpose:

•	Provide explicit incentives to achieve or exceed annual budgeted earnings per share or other desired performance objectives

•	Link pay to performance

•	Align performance objectives with interests of our shareholders

Key Features:

•	Target incentive opportunity expressed as a percentage of executive officer’s base salary, based on responsibilities of position, expected level of contribution and consideration of market data

•	Maximum potential payouts established for purposes of Section 162(m) based on attainment of specified levels of financial performance

•
Actual payouts may be less than or equal to maximum potential payouts based on degree to which financial performance objectives are achieved and on consideration of other Company, business unit and individual performance factors, and are determined by the Compensation Committee

Long-Term Incentives (Stock Options, Restricted Stock Units and Restricted Stock)
Purpose:

•	Provide executive officers with incentives to achieve multi-year financial and operational objectives

•	Link pay to financial, operational and stock price performance

•	Align executive officers’ interests with the interests of our shareholders

Key Features:

•	Equity based performance awards (PRSUs) are earned based on the degree to which specified financial objectives are attained over a three-year performance period

•	Target incentive opportunity based on responsibilities of position, expected level of contribution and consideration of market data

•	Stock options provide value to executive officers only if stock price increases over the stock option term, generally ten years

•	Restricted stock vests upon attainment of specified multi-year financial objectives and/or completion of a specified period of employment

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•	All grants are approved by the Compensation Committee

•	Actual earned shares is determined by the Compensation Committee

Benefits and Perquisites
Purpose:

•	Provide an overall compensation package that is competitive with those offered by companies with whom we compete for executive talent

•	Provide a level of retirement income and promote retirement savings in a tax-efficient manner

Key Features:

•	Participation in 401(k) plan and health and welfare plans on same terms as employees generally

•
Executive officers may participate in a non-qualified supplemental retirement savings plan and will receive an employer match up to 5% on base salary and Senior Executive Plan deferral contributions when their 401(k) participation has been limited by IRS annual contribution rules

•	Perquisites described on page 32

Post-Employment Compensation (Severance and Change in Control Arrangements)
Purpose:

•	Enable executive officers to evaluate potential transactions focused on shareholder interests

•	Provide continuity of management

•	Provide a bridge to next professional opportunity in the event of an involuntary termination

Key Features:

•	Double-trigger change in control severance arrangements

•	Double-trigger accelerated vesting of equity awards upon change in control for awards granted after April 2015

•	Severance for termination by the Company without cause (or for good reason resignation by the CEO)

•	Non-compete and non-solicitation restrictions following termination of employment

Determining Executive Compensation

The Process Followed by the Compensation Committee

The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program. The Compensation Committee meets in January or February of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the executive officers for the current year; (ii) determine the actual annual incentive compensation to be paid to each executive officer for services provided during the prior year; (iii) establish plan targets and performance measures for the three-year performance period beginning on January 1 of the current year for long-term incentive awards; (iv) determine the number of PRSUs earned, if any, under the long-term incentive program three-year performance period ended on the immediately preceding December 31st; and (v) determine stock option awards and any other equity-based awards to be granted to executive officers.

When making individual compensation decisions for the executive officers, the Compensation Committee takes many factors into account. These factors include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives, our overall performance, retention concerns, the individual’s tenure and experience with our Company and in his or her current position, the recommendations of management, the individual’s current and historical compensation, the Compensation Committee’s compensation philosophy, and comparisons to other comparably situated executive officers (both those of the Company and those of the peer group companies). The Compensation Committee’s process utilizes input, analysis and review from a number of sources, including our management, other independent directors of the Board, the Compensation Committee’s independent compensation consultant, and market studies and other comparative compensation information as discussed below.

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The Compensation Committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with our CEO annually to review the performance of our other executive officers. The meeting includes an in-depth review of each executive officer, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of our business goals. A summary of the performance review is presented to the full Board each year.

The Compensation Committee considers input from our CEO, COO, EVP, CFO, and Senior VP– Chief Human Resources Officer ("SVP–CHRO") when developing and selecting metrics and performance objectives for our Senior Executive Plan and long-term incentive program, and evaluating performance against such pre-established metrics and objectives. The Compensation Committee also receives recommendations from our CEO, with the assistance of our SVP–CHRO (for executive officers other than himself), regarding base salary amounts, annual and long-term incentive award amounts and equity-based incentive awards for our other executive officers. In determining the CEO’s compensation, the Compensation Committee considers comparative compensation information and input from its independent compensation consultant.

Role of the Compensation Consultant

Towers Watson provides the Compensation Committee with an annual compensation market analysis for the executive officers and directors; makes recommendations on the executive pay programs; reviews, participates and comments on executive and board compensation matters; and provides updates on regulatory changes in compensation related issues and other developments and trends in executive compensation.

Market Competitiveness Review

The compensation consultant and the Compensation Committee periodically review the composition of the peer group of companies about which competitive compensation data is obtained. For purposes of setting 2015 compensation, we used the same peer group as was used in 2014 with the exception of the removal of Gardner Denver Inc. which became a privately held company. Both management and the Compensation Committee believe that this peer group of 23 companies (the “Peer Group”) provided a robust statistical set of compensation data to serve as a basis for 2015 compensation decisions. In connection with compensation decisions made for 2015, Towers Watson utilized compensation data from the Towers Watson 2014 General Industry Executive Compensation Database and our Peer Group companies. Fiscal 2014 revenue for the Peer Group ranged from $0.7 billion to $8.3 billion. Our annual sales for 2014 approximated the 64th percentile and our market capitalization on December 31, 2015 approximated the 55th percentile of the Peer Group companies. The companies comprising the Peer Group used to establish the 2015/2016 compensation opportunities of the executive officers are listed below:

Terex Corporation Borg Warner, Inc. Jarden Corporation Mattel, Inc. Harley-Davidson, Inc. SPX Corporation	The Timken Company Flowserve Corporation Pentair, Ltd. Hasbro Inc. The Valspar Corporation Brunswick Corporation	Thor Industries, Inc. Regal Beloit Corporation Snap-On, Inc. Leggett & Platt, Incorporated Pall Corporation* Kennametal Inc.	Donaldson Company, Inc. The Toro Company IDEX Corporation H.B. Fuller Company Arctic Cat, Inc.
*For purposes of setting 2016 compensation, we again used the same peer group as in 2015 with the exception of the removal of Pall Corporation which was acquired by Danaher Corporation.

The reports furnished by compensation consultants provide the Compensation Committee with market information at the median and 75th percentiles for each executive officer position and pay component, and for total direct compensation, and compare the actual and target compensation provided and intended to be provided to each executive officer to the market amounts, which reflect an averaging of the peer group data and the data contained in the surveys utilized. This market information is an important element reviewed by the Compensation Committee, which generally intends to target base salaries for our executive officers at the market median for comparable positions as set forth in the report. However, for an executive officer who is new in his or her position and job-level, the Compensation Committee’s philosophy is to set a base salary below the market median, and to move it toward the median over an appropriate period of time, assuming performance warrants such increases. The elements of annual and long-term incentive opportunities of total direct compensation are

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based on responsibilities of position, expected level of contribution and consideration of market data. The Compensation Committee can and does, however, use discretion to adjust a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances of individual executive officers.

2015 Compensation Determinations for the Named Executive Officers

2015 Base Salaries

The Summary Compensation Table on page 35 sets forth the actual base salary earned by each of our Named Executive Officers during 2015. Base salary increases went into effect on April 1 for all employees, including the Named Executive Officers.

The following table summarizes the annualized base salaries as established by the Compensation Committee for Messrs. Wine, Malone, Morgan, Pucel and Eastman in January 2015, and for Mr. Speetzen at the time he was hired in July 2015.

Name	Annualized Base Salary 2015 ($)	Percentage Increase (%)
Scott W. Wine	985,000	1.0
Michael T. Speetzen	550,000	N/A
Michael W. Malone	490,000	3.2
Bennett J. Morgan	630,000	5.0
Kenneth J. Pucel	600,000	5.3
Stephen L. Eastman	375,000	13.6

The base salary increases for Messrs. Wine, Malone, Morgan, Pucel and Eastman bring their respective base salaries close to or slightly above the market median and were intended to reward them for their role in our performance during 2014. The base salary for Mr. Speetzen was established in negotiations in connection with the commencement of his employment with us.

2015 Annual Incentive Compensation

Senior Executive Plan. Our Named Executive Officers and other members of senior management selected by the Compensation Committee are eligible to earn annual cash incentive compensation under our Senior Executive Plan, rather than under our broad-based annual profit sharing plan. Cash incentives to participants in the Senior Executive Plan are payable only if and to the degree we achieve an annual financial performance objective determined by the Compensation Committee.

The Senior Executive Plan for 2015 was structured in a manner similar to that in place for 2014. As in previous years, the Compensation Committee selected earnings from continuing operations per diluted share as the performance metric to be used for purposes of the Senior Executive Plan because: (i) it is a well-understood financial measure that is communicated in the public disclosure of our financial results; (ii) it is the same metric used for purposes of determining payouts under our broad-based annual profit sharing plan; and (iii) the Compensation Committee believes that this financial measure significantly influences our stock price performance and its use effectively aligns the interests of executive officers and shareholders.

Cash incentives to our Named Executive Officers under the Senior Executive Plan are intended to be qualified performance-based compensation for purposes of Section 162(m). For that purpose, the Compensation Committee establishes a formula to determine the maximum amount that may be paid under the Senior Executive Plan to each of our Named Executive Officers. For 2015, the maximum Section 162(m) payout established for Mr. Wine was equal to 250% of base salary, for Messrs. Malone, Morgan Pucel and Eastman the maximum was equal to 200% of base salary, and was payable if adjusted earnings from continuing operations per diluted share for 2015 equaled or exceeded the threshold amount of $5.96. Mr. Speetzen did not participate in the Senior Executive Plan for 2015.

The Compensation Committee has the discretion to pay incentive amounts to the Named Executive Officers under the Senior Executive Plan that are less than the maximum Section 162(m) payouts, and typically expects to exercise that discretion. In determining whether and to what degree to exercise its discretion to approve payments that are less than the

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maximum Section 162(m) payouts that could be made, the Compensation Committee gives primary consideration to the annual incentive amount that would be payable to the Named Executive Officers based on the application of a performance matrix described below that is utilized to determine payouts to Senior Executive Plan participants other than the Named Executive Officers and to provide guidance regarding payouts to the Named Executive Officers. The Compensation Committee may also consider factors such as: (i) corporate performance against specific strategic priorities established for the year; (ii) corporate performance relative to competitors; (iii) performance of the business unit or department for which the executive is responsible or to which the executive is assigned; and (iv) individual achievement of pre-established objectives and contributions to strengthening our business.

The performance matrix utilized by the Compensation Committee for purposes of the Senior Executive Plan for the 2015 performance period established suggested payout amounts for the Named Executive Officers (expressed as a percentage of base salary for the year in which performance occurs) that correspond to various levels of adjusted earnings from continuing operations per diluted share that we might achieve during the annual performance period. In determining the Company’s 2015 performance for purposes of the performance matrix, the Compensation Committee adjusted for certain unusual events (such as acquisitions, dispositions, restructurings, and legal settlements) which resulted in adjusted earnings per diluted share of $6.76 as compared to $6.75 if applying GAAP standards. The following table summarizes the suggested payouts under the performance matrix for 2015 for our Named Executive Officers who participated in the Senior Executive Plan during 2015:

Plan Design Performance Matrix Recommended Payouts (as a % of base salary)
Earnings from Continuing Operations per Diluted Share	Mr. Wine (%)	Mr. Morgan (%)	Mr. Pucel (%)	Mr. Malone (%)	Mr. Eastman (%)
21% above target (maximum)	250	200	200	160	130
10% above target	163	131	131	105	85
Target	125	100	100	80	65
10% below target	70	60	60	50	42.5
20% below target (threshold)	20	20	20	20	20
>20% below target	0	0	0	0	0

As disclosed in the above chart, the incremental changes above and below target disproportionately penalize the failure to achieve target level earnings. For example, if earnings from continuing operations per diluted share is 10% below target then payout for Mr. Wine is reduced by 55 percentage points while Messrs. Morgan’s and Pucel's are reduced 40 percentage points; however, if earnings from continuing operations per diluted share is 10% above target, then payouts only increase by 38 percentage points for Mr. Wine and 31 percentage points for Messrs. Morgan and Pucel. To determine the range of earnings from continuing operations per diluted share to be used in 2015 in the performance matrix, the Compensation Committee reviewed the market for the products we sell, the general economic environment and our internal operating plan for the upcoming year. Consistent with our pay-for-performance philosophy, the Compensation Committee sets challenging objectives in order to focus executive officers on delivering a high level of performance. For 2015, the target level of performance as specified in the performance matrix required the Company to achieve adjusted earnings from continuing operations per diluted share of $7.45, an amount 10.7% greater than the $6.73 amount we achieved in 2014. For 2015, the Company attained adjusted earnings from continuing operations per diluted share of $6.76.

The percentages utilized for any participant for these purposes were based on the respective executive’s level of responsibility, expected level of contribution and the Compensation Committee’s general intention to target annual incentive compensation between the market median and 75th percentile levels for comparable positions when financial targets are achieved.

Our adjusted earnings per diluted share for 2015 of $6.76 was 9% below the target level performance in the performance matrix. For purposes of assessing whether to pay less than the maximum Section 162(m) payout amounts, the Compensation Committee considered several factors, including the payout amounts suggested by the performance matrix for the Named Executive Officers, our financial performance, Mr. Wine’s assessment of the individual performance of the other Named Executive Officers, and the Compensation Committee’s own assessment of Mr. Wine’s individual performance. The Compensation Committee and Mr. Wine mutually agreed to forego payout of his 2015 annual bonus in light of overall Company performance. The Committee had not determined the amount of Mr. Wine's annual bonus, but the suggested

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payout based on the achievement level of the performance matrix was approximately $723,000. The Committee approved payouts to Messrs. Morgan and Eastman below the amounts suggested by the performance matrix also in recognition of the Company's performance and missed revenue and earnings targets. Mr. Pucel was paid at the suggested payout amount in recognition of his success in expanding paint capacity through the acquisition of the Spearfish, South Dakota paint facility and implementation of improved conveyor upgrade for the Spirit Lake, Iowa paint system. Mr. Malone also received the suggested payout amount in recognition of the smooth and seamless CFO transition and in recognition of negotiating the financial services arrangements with GE Commercial Distribution Finance Corporation and Sheffield and Synchrony banks.

The following table shows suggested payout as a percentage of base salary derived from the performance matrix, the actual payout as a percentage of base salary, and the the actual amount paid in March 2016 under the Senior Executive Plan for each of our Named Executive Officers:

Name	Suggested Payout as a % of Base Salary	Actual Incentive Payout as % of Base Salary	Actual Incentive Amount Paid ($)
Scott W. Wine	73.6	0.0	0
Michael T. Speetzen	N/A	N/A	N/A
Michael W. Malone	52.1	52.1	253,422
Bennett J. Morgan	62.8	31.3	195,000
Kenneth J. Pucel	62.8	62.8	372,000
Stephen L. Eastman	44.1	37.4	136,000

Additional Incentive and Bonus Arrangements. As part of the negotiated compensation arrangements when Mr. Speetzen commenced employment with us and in light of his foregoing an annual bonus for 2015 from his former employer and maintaining a similar bonus structure as other executives, we agreed to pay him a lump sum signing bonus of $200,000 on July 24, 2015, and to pay him a guaranteed bonus of $550,000 for 2015 at the same time other executives would be paid their annual incentives under the Senior Executive Plan.

2015 Long-Term Compensation

Overview. Long-term compensation awarded by the Compensation Committee in recent years has emphasized performance-based equity vehicles, consisting of annual awards of stock options and performance-based restricted stock units (PRSUs). From time to time, supplemental awards of restricted stock or options are granted on a selective and limited basis, generally in connection with promotions, individual outstanding performance and ability to effect desired performance results, hiring of new executives and retention. All equity-based awards are granted under the Omnibus Plan.

The Compensation Committee has chosen to provide a mix of stock options and PRSUs for its long term incentive equity awards because it believes such a combination effectively aligns the financial interest of our executive officers with those of our shareholders. Stock options provide value only to the extent that the price of our common stock has appreciated over the option term, and PRSUs may be earned and settled in shares of our common stock or, if elected by the executive officer, deferred into the Supplemental Retirement/Savings Plan ("SERP"), but only if and to the extent that we achieve over a three-year performance period financial performance objectives that are believed to correlate well with stock price performance. The Compensation Committee provides a variable blended ratio between the types of awards depending on the desired performance outcome, which for the 2015 awards approximated 50% of the aggregate grant date fair value allocated to options and 50% to PRSUs (based on assumed target performance). The grant date fair value of target incentive opportunities vary based on responsibilities of position, expected level of contribution and consideration of market data. Based on the various factors, the Compensation Committee slightly reduced the target aggregate grant date fair value of the 2015 annual option and PRSU awards for our incumbent Named Executive Officers, with the exception of Mr. Pucel who was only employed for one month in 2014.

	2015 Long-Term Incentive Awards
Name	2014	2015	Change from 2014 to 2015
Scott W. Wine	$6,386,815	$5,994,074	(6)%
Michael W. Malone	$1,207,291	$1,065,955	(12)%
Bennett J. Morgan	$2,339,988	$2,055,626	(12)%
Kenneth J. Pucel	N/A	$1,826,481	N/A

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The table above does not include Mr. Morgan's performance based restricted share award received in 2014.

Mr. Speetzen's 2015 PRSU award was prorated based on the date that he became Executive Vice President - Finance and CFO, on August 3, 2015, and his award allocation reflected the negotiation of his compensation arrangements, which took into consideration the long term incentives granted by his previous employer.

2015 Long Term Incentive Compensation Allocation
Name	Grant Date Fair Value of PRSUs at Target (%)	Grant Date Fair Value - Stock Options (%)
Scott W. Wine	48	52
Michael T. Speetzen	58	42
Michael W. Malone	49	51
Bennett J. Morgan	49	51
Kenneth J. Pucel	48	52
Stephen L. Eastman	49	51

Performance Restricted Stock Unit Awards (PRSUs). PRSUs granted in 2015 may be earned during the course of the 2015-2017 performance period based on level of achievement against the performance objectives specified at the beginning of the performance period. In determining the performance objectives for the 2015 PRSU awards, the Compensation Committee evaluated the external economic environment, the anticipated demand for the products we sell and our long-term business plan. All earned PRSUs will either vest and be paid out in the form of one share for each earned and vested PRSU or, if elected by the executive officer, the receipt of the shares may be deferred such that each resulting deferred stock unit represents the right to receive one share of common stock upon the settlement date elected by the Named Executive Officer under the SERP. Amounts deemed invested in deferred stock units in the SERP may be transferred into an alternative investment account in the SERP after a period of six months and one day.

Because the compensation associated with PRSU awards is intended to be deductible under Section 162(m), the maximum number of PRSUs that may be earned over the 2015-2017 performance period by each Named Executive Officer was specified in the applicable award agreement and had a grant date fair value equal to 200% of the target level for the 2015 awards, and the applicable performance goal is our achievement of a 12% return on invested capital for the last year of that performance period. Because the number of PRSUs specified in each award agreement represents the maximum number that may be earned, the Compensation Committee has the discretion to determine that a lesser number of PRSUs shall be earned and vested, and expects to determine whether and to what degree a lesser number of PRSUs will be earned and vested based on the degree to which goals involving our sales, operating income as a percentage of sales, and net income from continuing operations for the last year of the 2015-2017 performance period are achieved.

For PRSU awards made during 2015, the following table summarizes the recommended PRSU threshold, target and maximum payouts for each Named Executive Officer:

PRSU Performance Period 2015-2017
Name	Threshold Stock Units (#)	Target Stock Units (#)	Maximum Stock Units (#)
Scott W. Wine	2,472	19,778	39,556
Michael T. Speetzen	483	3,862	7,724
Michael W. Malone	443	3,546	7,092
Bennett J. Morgan	853	6,820	13,640
Kenneth J. Pucel	750	6,002	12,004
Stephen L. Eastman	273	2,182	4,364

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For 2015 PRSU awards, return on invested capital is calculated by dividing the Company’s adjusted net income from continuing operations by the Company’s adjusted average total assets minus current liabilities. In establishing this metric, the Compensation Committee specified that adjustments will be made if certain unusual events were to occur during the performance period (such as acquisitions, dispositions, restructurings and legal settlements). If this performance goal is satisfied, the Compensation Committee expects to exercise its discretion to adjust downward the number of earned PRSUs based on the degree to which the Company has achieved additional performance goals that are a function of the level of Polaris’ 2017 sales, net income from continuing operations and operating income expressed as a percentage of sales. These additional performance goals established by the Compensation Committee at the beginning of 2015 for the final year of the 2015-2017 performance period for the purpose of calculating recommended payouts are set forth in the following table. The target amounts reflect a 10 percent annual compounded growth in sales and 12 percent annual compounded growth in net income as compared to 2014 sales of $4,479.6 million and net income from continuing operations of $454.0 million, as well as a 100 basis point expansion of operating income as a percentage of sales as compared to 2014 to 16.0%. The relative weightings of the various additional performance goals to be used for purposes of calculating recommended payout amounts are also included in the table:

	2017 Net Income from Continuing Operations ($ millions)	Percent of Target Earned (%)	2017 Operating Income as a Percent of Sales (%)	Percent of Target Earned (%)	2017 Sales ($ millions)	Percent of Target Earned (%)
Threshold(1)	526	25.0	16.0	12.5	5,186	12.5
Target(1)	638	50.0	17.0	25.0	5,962	25.0
Maximum(1)	727	100.0	18.0	50.0	6,813	50.0
____________
(1) Percentage earned for performance between any of the specified levels will be determined on a pro rata basis.

As an example of how Mr. Wine’s PRSUs will be determined to be earned and vested, assume that the 2017 return on invested capital is greater than 12%, that net income from continuing operations in 2017 is $638 million, operating income as a percentage of sales in 2017 is 16.0% and sales in 2017 is $5,962 million. The number of earned PRSUs that would be eligible to vest and be settled in an equal number of shares (or, if elected, deferred into the SERP) based on satisfaction of the return on invested capital performance goal is 39,556. The Compensation Committee would then expect to exercise its discretion to adjust that number downward based on the Company’s performance against the additional financial goals, and that adjusted number of earned and vested PRSUs would be determined as follows:

19,778 (# of target stock units) x (50% + 12.5% + 25%) = 17,306 units

PRSUs earned and vested or deferred by the Named Executive Officers for the 2013-2015 performance period are summarized in the Option Exercises and Stock Vested in 2015 table on page 42.

Messrs. Morgan and Eastman each received an additional performance based restricted share award in recognition of their performance in 2014 and as a retention incentive. Mr. Eastman's award will vest on January 28, 2018 if we achieve an ROIC of 12% for the fiscal year ending on December 31, 2017. Mr. Morgan's award has two performance periods; 50% of the 15,000 share award will vest on January 28, 2017 if we achieve an ROIC of 12% for the fiscal year ending on December 31, 2016 and the reminder of the award will vest on January 28, 2018 if we again achieve an ROIC of 12% for the fiscal year ending on December 31, 2017.

2015 Stock Option Awards. The awards for Messrs. Wine, Malone, Morgan, Pucel and Eastman vest in two equal installments on the second and fourth anniversaries of the January 28, 2015 grant date and have an exercise price of $146.63, which is the fair market value of a share of our common stock on the date of the grant. Mr. Speetzen's award also vests in two equal installments on the second and fourth anniversaries of the August 3, 2015 grant date and has an exercise price of $133.50, which is the fair market value of a share of our common stock on the date of the grant. The number of shares subject to each Named Executive Officer’s 2015 stock option award was as follows:

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Named Executive Officer	Number of Shares Subject to Stock Option
Scott W. Wine	85,000
Michael T. Speetzen	12,000
Michael W. Malone	15,000
Bennett J. Morgan	29,000
Kenneth J. Pucel	26,000
Stephen L. Eastman	9,000

Our stock option grant practices are designed to ensure that stock option awards approved by the Compensation Committee at its January or February meeting will have an effective grant date occurring after our release of year-end financial results. We do not engage in the backdating, cancellation or re-pricing of stock options and have not engaged in such practices in the past.

2015 Restricted Stock Unit Awards. Mr. Speetzen was awarded 20,000 shares of time-vested restricted stock units on August 3, 2015 as an incentive to join the company and in consideration of his forfeiting unvested restricted stock awards granted by his prior employer. Assuming continuous employment, 10,000, 5,000 and 5,000 units will vest on August 3, 2016, 2017 and 2018, respectively.

Overview of 2016 Executive Compensation Program

In January 2016, our Compensation Committee determined the components, design and performance objectives of our 2016 executive compensation program.

2016 Base Salaries

The Compensation Committee did not approve any base salary increases for the Named Executive Officers for 2016 due to overall Company performance in 2015.

2016 Annual Incentive Compensation

The Senior Executive Plan for 2016 has been structured in a manner generally similar to that in place for 2015 and prior years. For 2016, however, while earnings from continuing operations per diluted share remains the sole designated financial metric to be used for purposes of establishing the maximum Section 162(m) payout amounts, the performance matrix used by the Compensation Committee to guide its discretion as to final payout amounts will include, in addition to the earnings per diluted share metric, an inventory metric to focus our Named Executive Officers on achieving desired inventory levels. Threshold level payouts of 20% of base salary under the performance matrix were again set at 80% of target-level earnings performance, and maximum payout level of 200% of target-level payouts was established at 121% of target-level earnings performance. For purposes of maintaining deductibility of annual incentive compensation under Section 162(m), the maximum Section 162(m) payout amounts for the Named Executive Officers were set at 200% (250% for Mr. Wine) of base salary if a specified level of earnings from continuing operations per diluted share objective were achieved. As in the past, the performance matrix is expected to be used by the Compensation Committee to guide the exercise of its discretion as to whether and to what degree it will reduce annual incentive payouts below the level of the maximum Section 162(m) payout amounts. In determining the Company’s performance for purposes of the performance matrix and the maximum Section 162(m) payout amounts, the Compensation Committee will adjust to take into account certain unusual events such as acquisitions, dispositions, restructurings, and legal settlements.

2016 Long-Term Compensation

The Compensation Committee provides a variable blended ratio between the types of awards depending on the desired performance outcome. The aggregate grant date fair value of the 2016 annual option and PRSU awards to Messrs. Wine, Speetzen, Morgan, Pucel and Eastman is reduced from 2015 to reflect the Company's performance. The allocation of the awards for 2016 shifted more towards options to place a greater emphasis on stock price performance and alignment with shareholders.

Performance Restricted Stock Units. For the 2016-2018 performance period, the Compensation Committee has granted

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PRSUs, some or all of which may be earned at the end of the performance period and will either be paid out in the form of one share for each earned and vested PRSU or, if elected by the executive officer, the receipt of shares may be deferred into the SERP. For PRSU awards made during 2016, the following table summarizes the recommended PRSU threshold, target and maximum payouts for each Named Executive Officer:

PRSU Performance Period 2016-2018
Name	Threshold Stock Units (#)	Target Stock Units (#)	Maximum Stock Units (#)
Scott W. Wine	2,328	18,624	37,248
Michael T. Speetzen	535	4,275	8,550
Michael W. Malone	N/A	N/A	N/A
Bennett J. Morgan	624	4,987	9,974
Kenneth J. Pucel	789	6,310	12,620
Stephen L. Eastman	251	2,005	4,010

2016 Stock Option Awards. The Compensation Committee also awarded stock options to the Named Executive Officers effective January 27, 2016 . The stock options granted have a ten-year life, vest in two equal installments on the second and fourth anniversaries of the date of grant, and have an exercise price of $70.18 per share, the fair market value of a share of our common stock on the date of the grant. The number of shares subject to the stock options granted was as follows:

Named Executive Officer	2016 Stock Options Granted
Scott W. Wine	213,000
Michael T. Speetzen	49,000
Michael W. Malone	N/A
Bennett J. Morgan	57,000
Kenneth J. Pucel	72,000
Stephen L. Eastman	23,000

Due to their unique roles in the Company and their ability to effect change through managing inventory levels and production costs, Messrs. Speetzen and Pucel were each granted an additional stock option award covering 49,000 and 72,000 shares respectively. The options granted have a ten-year life, vest on the third anniversary of the grant date and have an exercise price of $70.18.

Other Executive Compensation Arrangements, Policies and Practices

Health, Welfare and Retirement Benefits

We provide a full range of benefits to our Named Executive Officers, including the standard medical, dental and disability benefits generally available to our employees. We also sponsor a qualified 401(k) Plan in which our Named Executive Officers may participate on the same general basis as our employees, and which allows participants to make plan contributions on a pre-tax basis and to which we make Company-matching contributions dollar-for-dollar with employee contributions up to 5% of covered compensation.

Because the application of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code ("Code") prevents our senior executives from fully contributing to the 401(k) Plan and receiving the full Company match, we have adopted a SERP intended to restore contributions lost because of the application of this annual compensation limit. The SERP provides executives who participate in the 401(k) Plan, including the Named Executive Officers, with the opportunity to defer up to net 100% of their base salary and up to 100% of amounts payable under the Senior Executive Plan, PRSU awards and the cash-based Long-Term Incentive Plan (under which awards are not currently being made) by making contributions to the SERP. Typically, base salary and Senior Executive Plan deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is provided to assist executives in accumulating funds on a tax-advantaged basis for retirement and is consistent with observed competitive practices of similarly situated companies.

We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our executive officers.

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Perquisites

We provide a limited number of perquisites and personal benefits to our executive officers, generally in an effort to remain competitive with similarly situated companies. These perquisites and personal benefits consist of:

•	Reimbursement of club entrance/initiation fees and monthly club dues;

•	Reimbursement of tax, estate and financial planning fees;

•
Supplemental family medical and dental coverage up to $100,000 a year through Ultimate Health, which covers annual expenses not covered under the basic medical and dental benefit plans that are available to Company employees generally, and reimbursement of the cost of annual physicals at the Mayo Clinic for each executive officer and spouse; and

•
Temporary use of Polaris products to encourage a first-hand understanding of the riding experience of our customers and to provide executive officers with an opportunity to evaluate product design and efficiency, along with related parts, garments and accessories.

Severance Arrangements

We have entered into severance arrangements with the executive officers, which provide for certain benefits in the event an executive officer is involuntarily terminated without cause, terminated in connection with a change in control or, in the case of our CEO, if he terminates his employment for good reason. The severance arrangements with Messrs. Wine, Pucel, Speetzen and Eastman were established as part of the negotiations of their initial employment terms. The severance arrangements are intended to:

•	Allow executive officers to weigh potential transactions focused on shareholder interests and not personal interests;

•	Provide executive officers with a measure of security in the event of an actual or potential change in corporate ownership or control; and

•	Provide executive officers with a bridge to their next professional opportunity.

The severance arrangements are described in more detail beginning on page 45 under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Clawback Policy

Under our “clawback” policy, the Company may require reimbursement or cancellation of cash-based or equity-based incentive compensation awarded to any of our executive officers subject to Section 16 of the Securities Exchange Act if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, and if the award or payout was predicated upon the achievement of financial results that were restated. The policy applies to awards granted after November 1, 2010 and calls for the reimbursement or cancellation of the amount of the award or payout, net of taxes, in excess of what would have been granted or paid based on the actual results unless the Compensation Committee determines in its discretion that a lesser amount to be reimbursed or canceled is appropriate under the circumstances.

Deductibility of Compensation

Section 162(m) generally does not allow a publicly held company to take a tax deduction for compensation of more than $1 million paid in any taxable year to certain “covered employees” unless such compensation is considered “performance-based.” For purposes of Section 162(m), the group of “covered employees” consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. The Compensation Committee generally intends to comply with the requirements of Section 162(m) with respect to compensation in excess of $1 million paid under the Senior Executive Plan, the Omnibus Plan and any other incentive arrangement in order to qualify such compensation as “performance-based” and therefore deductible under Section 162(m). However, the Compensation Committee has and may elect to provide compensation that is not deductible under Section 162(m) when necessary to achieve its compensation objectives.

Stock Ownership Guidelines

The Compensation Committee believes that an important means of aligning the interests of our executive officers, including our Named Executive Officers, with the interests of our shareholders is to ensure that they own significant amounts of our

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common stock. The Compensation Committee adopted stock ownership guidelines which require executive officers to hold shares with a value equal to or exceeding a multiple of salary as set forth in the table below. Each executive officer is expected to satisfy the stock ownership guidelines within four years following the date he or she becomes an executive officer. Executive officers are prohibited from entering into hedging transactions and are subject to restrictions on pledging Company stock as discussed on page 8.

The following chart sets forth the stock ownership of each of our Named Executive Officers relative to the stock ownership guidelines:

Name	Stock Ownership Guidelines (as a multiple of base salary)	Stock Ownership Guideline Met?
Scott W. Wine	7x	Yes
Michael T. Speetzen	4x	Yes
Michael W. Malone	4x	Yes
Bennett J. Morgan	4x	Yes
Kenneth J. Pucel	4x	Yes
Stephen L. Eastman	2x	Yes

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COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs and administers our equity-based compensation plans, reviews the compensation of directors, Named Executive Officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2016 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Gary E. Hendrickson, Chair
Annette K. Clayton
John P. Wiehoff

Compensation Risk Assessment

Management conducted a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2013, 2014, and 2015, the annual compensation paid to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Scott W. Wine	2015	982,423	0	2,900,048	3,094,026	0	137,860	7,114,357
Chairman and	2014	968,654	0	2,387,730	3,999,085	1,326,000	132,235	8,813,704
Chief Executive Officer	2013	941,250	0	1,143,734	4,933,032	1,393,050	153,880	8,564,946
(Principal Executive Officer)
Michael T. Speetzen(7)	2015	224,231	750,000	3,185,577	380,021	0	379,450	4,919,279
Executive Vice President–
Finance and Chief
Financial Officer
(Principal Financial Officer)
Michael W. Malone	2015	486,135	0	519,950	546,005	253,422	77,682	1,883,194
Executive Vice President–	2014	468,654	0	454,988	752,303	412,000	63,624	2,151,569
Polaris Financial Services	2013	443,750	0	340,008	907,920	417,125	64,945	2,173,748
(Former Principal Financial
Officer)
Bennett J. Morgan	2015	622,269	0	3,199,467	1,055,609	195,000	88,728	5,161,073
President and Chief	2014	593,654	0	874,977	1,465,011	653,000	91,497	3,678,139
Operating Officer	2013	562,500	0	525,011	1,815,840	665,000	95,922	3,664,273
Kenneth J. Pucel(7)	2015	592,269	0	880,073	946,408	372,000	80,171	2,870,921
Executive Vice President–	2014	43,846	820,000	8,152,969	1,767,258	0	2,379	10,786,452
Global Operations,
Engineering and Lean
Stephen L. Eastman(7)	2015	363,404	0	1,786,247	327,603	136,000	73,471	2,686,725
President–Parts, Garments
and Accessories

(1)
Amounts shown in this column include elective contributions under the 401(k) Plan and SERP for Messrs. Wine, Malone, Morgan, Pucel and Eastman in the amounts of $302,227, $36,884, $43,575, $30,652 and $42,170, respectively.

(2)
The amount shown in this column for Mr. Speetzen represents a signing bonus of $200,000 paid upon commencement of his employment in 2015, and a guaranteed annual incentive for 2015 of $550,000 paid in early 2016. The amount shown in this column for Mr. Pucel represents a signing bonus of $250,000 paid upon commencement of his employment on December 1, 2014, and a guaranteed annual incentive for 2014 of $570,000 paid in early 2015.

(3)
Amounts shown in this column represent the aggregate grant date fair value of PRSUs granted to each of our Named Executive Officers, and the grant date fair value of restricted stock awards granted to certain Named Executive Officers, in the fiscal years indicated. The calculation of the grant date fair value amounts for PRSU awards assumes target-level performance against the specified PRSU financial goals and is calculated in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the applicable measurement date for the award. If instead the amounts were calculated assuming maximum-level performance, the grant date fair value of the 2015 PRSU awards would have been as follows: for Mr. Wine, $5,800,096; for Mr. Speetzen, $1,031,154; for Mr. Malone, $1,039,900; for Mr. Morgan; $2,000,033; for Mr. Pucel; $1,760,147; and for Mr. Eastman; $639,893. The actual value ultimately realized by our Named Executive Officers with respect to these PRSU will depend on our actual performance against the specified financial goals and the market value of our common stock on the last day of the performance period, and may differ substantially from the grant date fair values shown. Messrs. Morgan and Eastman each received an additional performance based restricted stock unit award during 2015 which either vests in full or is forfeited depending on whether or not the performance goal is achieved. The grant date fair values for these awards are $2,199,450 and $1,466,300, respectively, reflecting the assumption that the performance goal will be achieved. The time-based restricted stock

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awards reported in this column reflect the $2,670,000 grant date fair value of the restricted shares granted in 2015 to Mr. Speetzen. The grant date fair value of these awards were computed in accordance with FASB ASC Topic 718, based on the closing market price of our common stock on the grant date. Additional information regarding the 2015 stock awards is set forth below under the caption “Grants of Plan-Based Awards in 2015” on page 37.

(4)
Amounts shown in this column represent the grant date fair value of stock option awards granted to each of our Named Executive Officers in the fiscal years indicated. Grant date fair value is calculated in accordance with the requirements of FASB ASC Topic 718 using the Black-Scholes method. The assumptions used in determining the grant date fair value of the awards are set forth in Note 2 to the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(5)
Amounts shown in this column represent payments under the Senior Executive Plan, and are reported for the year in which the related services were performed and the incentive amounts earned. Mr. Wine and the Compensation Committee mutually agreed to forego his 2015 annual incentive. The Compensation Committee had not determined the amount of Mr. Wine's annual incentive, but the suggested payout based on the achievement level of the performance matrix was approximately $723,000. Additional information about these payments is set forth under the caption “2015 Annual Incentive Compensation” on page 25.

(6)
Amounts shown in this column include Company matching contributions to the 401(k) Plan and SERP, life insurance premiums and the aggregate incremental cost to us of the following perquisites: club dues, financial planning and tax preparation services, relocation benefits, Ultimate Health supplemental health and dental coverage, annual physicals, the use of Company products and the receipt of related parts, garments and accessories. These perquisites are described in further detail under the caption “Perquisites” on page 32. Additional detail regarding the components of the amounts shown for 2015 for each of our Named Executive Officers is provided below in the “All Other Compensation Table.”

(7)	Messrs. Speetzen and Eastman became Named Executive Officers in 2015. Mr. Pucel first became a Named Executive Officer in 2014.

All Other Compensation Table

The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2015.

	2015 Amount of All Other Compensation ($)
	S. Wine	M. Speetzen	M. Malone	B. Morgan	K. Pucel	S. Eastman
Financial Planning (Reimbursement)	$0	$0	$10,250	$8,850	$5,748	$10,000
Club Initiation Fees and Monthly Dues (Reimbursement)	8,577	35,780	490	1,250	18,663	12,876
Relocation Expenses	0	185,396	0	0	0	0
Tax Gross-Up on Relocation Expense Reimbursements	0	147,683	0	0	0	0
Life Insurance Policy Premiums	546	546	546	546	546	546
Ultimate Health Premiums	10,692	4,455	10,692	10,692	10,692	10,692
Annual Physicals (Executive and Spouse)	2,026	0	8,692	3,382	0	8,572
401(k) Plan Matching Contributions by Company	13,250	0	13,250	13,250	13,250	13,250
SERP Matching Contributions by Company	102,171	0	31,657	50,514	24,075	16,770
Use of Polaris Products(1)	0	0	0	0	0	0
Product Rebate	0	0	681	0	0	0
Polaris Parts, Garments and Accessories	598	5,590	1,424	244	7,197	765
Total	$137,860	$379,450	$77,682	$88,728	$80,171	$73,471
____________

(1)
Each year, the CEO is provided with the use of 16 Polaris products, the President and COO and EVPs are provided with the use of up to 12 Polaris products and other executive officers are provided with use of up to 10 Polaris products. The products used by our executive officers are either returned to the Company or purchased at a price greater than cost at the end of a defined usage period. We sell the returned products to dealers at an amount greater than the cost of such products to the Company. As a result, there is no aggregate incremental cost to the Company associated with such use.

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GRANTS OF PLAN-BASED AWARDS IN 2015

The following table summarizes each grant of an equity or non-equity incentive award during 2015 to each of our Named Executive Officers.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Approve Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Scott W.	1/28/15	1/28/15	196,485	1,228,029	2,456,058
Wine	1/28/15	1/28/15				2,472	19,778	39,556				2,900,048
	1/28/15	1/28/15								85,000	146.63	3,094,026
Michael T.	8/3/15	7/9/15				483	3,862	7,724				515,577
Speetzen	8/3/15	7/9/15							20,000			2,670,000
	8/3/15	7/9/15								12,000	133.50	380,021
Michael W.	1/28/15	1/28/15	97,227	388,908	972,270
Malone	1/28/15	1/28/15				443	3,546	7,092				519,950
	1/28/15	1/28/15								15,000	146.63	546,005
Bennett J.	1/28/15	1/28/15	124,454	622,269	1,244,539
Morgan (4)	1/28/15	1/28/15				853	6,820	13,640				1,000,017
	1/28/15	1/28/15					15,000					2,199,450
	1/28/15	1/28/15								29,000	146.63	1,055,609
Kenneth J.	1/28/15	1/28/15	118,454	592,269	1,184,539
Pucel	1/28/15	1/28/15				750	6,002	12,004				880,073
	1/28/15	1/28/15								26,000	146.63	946,408
Stephen L.	1/28/15	1/28/15	72,681	236,213	726,808
Eastman (5)	1/28/15	1/28/15				273	2,182	4,364				319,947
	1/28/15	1/28/15					10,000					1,466,300
	1/28/15	1/28/15								9,000	146.63	327,603

(1)
Amounts in these columns represent potential payouts under the Senior Executive Plan, which is our annual cash incentive plan, based on the achievement of specified financial and other goals. The threshold payouts are 20% of base salary and the target payouts range from 65% to 125% of base salary among our Named Executive Officers. The maximum payouts represent the maximum Section 162(m) payout amounts, which for Mr. Wine is 250% of base salary, and for Messrs. Malone, Morgan, Pucel and Eastman is 200% of base salary. See “2015 Annual Incentive Compensation” on page 25. These estimated payout amounts are based on each Named Executive Officer’s salary for the year in which performance occurs. The actual amount earned in 2015 by each Named Executive Officer (and paid in March 2016) under the Senior Executive Plan is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Speetzen did not participate in the 2015 Senior Executive Plan.

(2)
Amounts in these columns for each Named Executive Officer represent the number of PRSUs that may be earned and vested or deferred based on the degree to which the financial goals are attained. The threshold number of units that may be earned is 12.5% of target, and the maximum Section 162(m) number of units that may be earned is 200% of target. The target number of units for each individual is based on a specified dollar amount for that Named Executive Officer that was converted into stock units at a per unit price of $146.63 (Mr. Speetzen's award was converted at a price of $133.50), the closing market price of a share of common stock at the applicable measurement date for the award. Additional amounts in the "Target" column for Messrs. Morgan and Eastman represent the number of performance restricted shares that may be earned by each of them if the applicable financial goals are achieved.

(3)
Each amount reported in this column represents the grant date fair value of the applicable award which was determined pursuant to FASB ASC Topic 718. The calculation of the grant date fair value of the PRSU and performance restricted share awards discussed in note (2) is based upon our assessment of the most probable outcome of the respective performance conditions. The actual amounts that will be received by our Named Executive Officers with respect to these performance-based awards will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was deemed probable at the date of grant.

(4)
For Mr. Morgan, the 15,000 performance based restricted share award will vest and be settled in two equal tranches if a specific performance goal for each of the two performance periods is satisfied. The first tranche will vest on the second anniversary of the date of the grant if we achieve a Return on Invested Capital ("ROIC") of 12% for the fiscal year ending December 31, 2016 and the second tranche will vest on the third anniversary of the date of the grant if we again achieve a ROIC of 12% for the fiscal year ending December 31, 2017. If the performance goal is not achieved,

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the shares are forfeited.

(5)
Mr. Eastman received a performance based restricted share award of 10,000 shares that will vest on the third anniversary of the date of the grant if we achieve a ROIC of 12% for the fiscal year ending December 31, 2017. If the performance goal is not achieved, the shares are forfeited.

Additional Information About Plans and Agreements Affecting Reported Compensation

The following additional information is provided regarding various plans and agreements that affect the compensation information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards in 2015 table above.

Offer Letters

We entered into an offer letter agreement with Mr. Speetzen in connection with his hiring that provides for an annual base salary, subject to annual review, and generally provides for ongoing participation in incentive compensation, equity-based compensation and benefit plans. Mr. Speetzen's letter agreement also provided for payment of a signing bonus that would be repayable on pro rata basis if he were to resign within twenty-four months.

Incentive Plan Awards

Senior Executive Plan. Annual cash incentive compensation awards are made to each of our Named Executive Officers and other eligible employees pursuant to the shareholder-approved Senior Executive Plan. The Senior Executive Plan provides for the payment of awards to participants selected by the Compensation Committee to the degree we, or any subsidiary, business unit or geographic region thereof, achieves performance objectives specified by the Compensation Committee at the beginning of a calendar year performance period. The performance objectives are to be based on one or more shareholder-approved business criteria specified in the Senior Executive Plan. In establishing our performance goals, the Compensation Committee provides that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and legal settlements. Although all awards are payable in cash, they may be denominated in cash and/or in units with a value equivalent to a share of our common stock. The maximum amount payable to any participant under the Senior Executive Plan for any one-year performance period is $2,500,000. The Senior Executive Plan is to be administered by the Compensation Committee in a manner intended to qualify awards as “performance-based compensation” for purposes of Section 162(m).

Additional information about Senior Incentive Plan awards made in 2015 to our Named Executive Officers, including the performance objectives established by the Compensation Committee and the determination of amounts to be paid, is provided under the caption “2015 Annual Incentive Compensation” on page 25. The estimated threshold, target and maximum payments under the Senior Executive Plan for 2015 are reflected in the “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards in 2015 table above. The amounts actually paid in connection with Senior Executive Plan awards during each of the years 2013-2015 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 35.

Equity-Based Awards

Performance Restricted Stock Units. PRSU awards are made to each of our Named Executive Officers and other eligible employees pursuant to the shareholder-approved Omnibus Plan. Performance-based awards under the Omnibus Plan are to be administered by the Compensation Committee in a manner intended to qualify awards as “performance-based compensation” for purposes of Section 162(m). The PRSU awards to participants selected by the Compensation Committee will be earned to the degree that we, or any subsidiary, business unit or geographic region thereof, achieve performance objectives specified by the Compensation Committee at the beginning of a three consecutive calendar year performance period. The performance objectives are to be based on one or more shareholder-approved business criteria specified in the Omnibus Plan. In establishing our performance goals, the Compensation Committee provides that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and legal settlements.

Each PRSU will be paid out in the form of one share for each PRSU determined by the Compensation Committee to have been earned and vested over the applicable performance period. If elected by the Named Executive Officer, the receipt of a share in payment of each earned unit may be deferred into the SERP such that each resulting deferred stock unit represents the right to receive one share of common stock upon the settlement date elected by the Named Executive Officer

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under the SERP. Amounts deemed invested in deferred stock units in the SERP may be transferred into an alternative investment account in the SERP after a period of six months and one day. Additional information about PRSU awards made in 2015 to our Named Executive Officers for the 2015-2017 performance period, including the performance objectives established by the Compensation Committee, is provided under the caption “2015 Long-Term Compensation” on page 27. The estimated threshold, target and maximum awards for the 2015-2017 performance period and the grant date fair value of such awards are shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards in 2015 table above.

PRSU awards granted in 2014 for the 2014-2016 performance period, were structured in the same manner as PRSU awards granted in 2015, with the maximum number of PRSUs subject to each award capable of being earned if we achieve a 12% return on invested capital for the last year of that performance period. The Compensation Committee does, however, have the discretion to determine that a lesser number of PRSUs shall be earned, and expects to exercise that discretion based on the degree to which goals involving our sales, operating income as a percentage of sales, and net income from continuing operations for the last year of the 2014-2016 performance period are achieved, as summarized in the following table:

	2016 Net Income from Continuing Operations ($ millions)	Percent of Target Earned (%)	2016 Operating Profit as a Percent of Sales (%)	Percent of Target Earned (%)	2016 Revenue ($ millions)	Percent of Target Earned (%)
Threshold(1)	440	25.0	15.3	12.5	4,350	12.5
Target(1)	534	50.0	16.3	25.0	5,000	25.0
Maximum(1)	656	100.0	17.3	50.0	5,725	50.0
____________
(1) Percentage earned for performance between any of the specified levels will be determined on a pro rata basis.

For PRSU awards granted in 2013 for the 2013-2015 performance period, we achieved 32% return on invested capital, well above the 12% goal required to earn the maximum number of PRSUs subject to the awards. However, for purposes of the additional goals that had been established to guide the Committee's discretion in potentially paying out less than the maximum number of PRSUs, we achieved performance that was above target level for net income from continuing operations and revenue, and below target level for operating income as a percentage of sales, as shown in the table below. As a result of this performance, the Compensation Committee determined that the PRSU awards would be paid out at 20% above target for the 2013-2015 performance period, and the amounts received by the Named Executive Officers are summarized in the "Option Exercises and Stock Vested in 2015" table on page 42.

	2015 Net Income from Continuing Operations ($ millions)	Percent of Target Earned (%)	2015 Operating Profit as a Percent of Sales (%)	Percent of Target Earned (%)	2015 Revenue ($ millions)	Percent of Target Earned (%)
Threshold(1)	362	25.0	15.0	12.5	3,500	12.5
Target(1)	438	50.0	16.0	25.0	3,925	25.0
Maximum(1)	540	100.0	17.0	50.0	4,875	50.0
____________
(1) Percentage earned for performance between any of the specified levels will be determined on a pro rata basis.

Stock Options. Stock option awards granted under the Omnibus Plan during 2015 to employees of our Company, including our Named Executive Officers, have an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant. Each stock option granted to Messrs. Wine, Speetzen, Malone, Morgan, Pucel, and Eastman in 2015 vests and becomes exercisable as to 50% of the shares subject to the option on each of the second and fourth anniversaries of the date of grant and has a 10-year term. The vested portion of an option may be exercised while the participant is employed by the Company, and ordinarily for 30 days (36 months in the case of retirement or for the full term of the option in the case of Messrs. Speetzen and Pucel) after employment ends (unless employment is terminated for cause). If, however, employment ends due to disability or retirement, an option will fully vest and will remain exercisable for three years after the date employment ends (or for the full term of the option in the case of Messrs. Speetzen and Pucel) or for one year in the case of death. In no event will an option be exercisable beyond the end of its original term. If a participant’s employment ends for any reason other than normal retirement, death or disability, the unvested portion of any outstanding option will terminate at the time the participant’s employment ends. Upon a change in control of our Company, each outstanding option will become immediately vested and exercisable in full.

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OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth information concerning unexercised stock option awards, unvested restricted stock awards, and unvested PRSU awards for each of the Named Executive Officers as of December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(17) ($)
Scott W. Wine	75,000		10.030	02/10/2019
	130,000		38.460	01/31/2021
	90,000	90,000(1)	65.570	02/01/2022
	81,500	81,500(2)	86.450	01/30/2023
		101,000(3)	125.670	01/29/2024
		85,000(4)	146.630	01/28/2025
					12,000(5)	1,031,400

							19,000(6)	1,633,050
							19,778(7)	1,699,919
Michael T. Speetzen		12,000(8)	133.500	08/03/2025
					20,000(9)	1,719,000
							3,862(10)	331,939
Michael W. Malone	50,000		38.460	01/31/2021
	19,000	19,000(1)	65.570	02/01/2022
	15,000	15,000(2)	86.450	01/30/2023
		19,000(3)	125.670	01/29/2024
		15,000(4)	146.630	01/28/2025

							3,621(6)	311,225
							3,546(7)	304,779
Bennett J. Morgan	25,000		21.785	01/31/2018
	50,000		13.635	10/23/2018
	105,000		9.900	02/02/2019
	120,000		22.330	02/01/2020
	100,000		38.460	01/31/2021
	37,500	37,500(1)	65.570	02/01/2022
	30,000	30,000(2)	86.450	01/30/2023
		37,000(3)	125.670	01/29/2024
		29,000(4)	146.630	01/28/2025
					15,000(11)	1,289,250

							6,963(6)	598,470
							6,820(7)	586,179
Kenneth J. Pucel		45,000(12)	154.310	12/01/2024
		26,000(4)	146.630	01/28/2025
					30,000(13)	2,578,500
							2,835(14)	243,668
							6,002(7)	515,872
Stephen L. Eastman		15,000(15)	68.200	02/06/2022
	6,000	6,000(2)	86.450	01/30/2023
		10,000(3)	125.670	01/29/2024
		9,000(4)	146.630	01/29/2025
					10,000(16)	859,500
							1,811(6)	155,655
							2,182(7)	187,543

(1)	Represents a stock option granted on February 1, 2012, which will vest as to the remaining shares on the fourth anniversary of the date of grant.

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(2)	Represents a stock option granted on January 30, 2013, which will vest as to the remaining shares on the fourth anniversary of the date of grant.

(3)	Represents a stock option granted on January 29, 2014, which will vest with respect to 50% of the shares on each of the second and fourth anniversaries of the date of grant.

(4)	Represents a stock option granted on January 28, 2015 under the Omnibus Plan, which will vest with respect to 50% of the shares on each of the second and fourth anniversaries of the date of grant.

(5)	Represents a time-based restricted stock award granted on January 31, 2011. The remaining shares will vest on the fifth anniversary of the date of grant.

(6)
Represents PRSU awards made on January 29, 2014 under the Omnibus Plan for the three-year performance period beginning January 1, 2014 and ending December 31, 2016 (“the 2014 PRSU Grant”). Units subject to the 2014 PRSU Grant may be earned and vested or deferred after the end of the three-year performance period and prior to March 15, 2017. The amount shown is the target number of units that could be earned and paid out in shares or deferred based on the SEC requirement that disclosure should be based on the next higher performance level than that achieved during the performance period to date. There is no assurance that the target amount will be the actual amount ultimately paid.

(7)
Represents PRSU awards made on January 28, 2015 under the Omnibus Plan for the three-year performance period beginning January 1, 2015 and ending December 31, 2017 ("the 2015 PRSU Grant"). Units subject to the 2015 PRSU Grant may be earned and vested or deferred after the end of the three-year performance period and prior to March 15, 2018. The amount shown is the target number of units that could be earned and paid out in shares or deferred based on the SEC requirement that disclosure should be based on the next higher performance level than that achieved during the performance period to date. There is no assurance that the target amount will be the actual amount ultimately paid.

(8)	Represents a stock option granted on August 3, 2015 under the Omnibus Plan, which will vest with respect to 50% of the shares on each of the second and fourth anniversaries of the date of grant.

(9)
Represents a time-based restricted stock award granted on August 3, 2015 under the Omnibus Plan that will vest as to 10,000 shares on the first anniversary, 5,000 shares on the second anniversary, and 5,000 on the third anniversary of the grant date.

(10)
Represents a PRSU award made on August 3, 2015 under the Omnibus Plan for the performance period beginning on August 3, 2015 and ending December 31, 2017. Units subject to this award may be earned and vested or deferred after the end of the performance period and prior to March 15, 2018. The amount shown is the target number of units that could be earned and paid out in shares or deferred based on the SEC requirement that disclosure should be based on the next higher performance level than that achieved during the performance period to date. There is no assurance that the target amount will be the actual amount ultimately paid.

(11)
Represents a performance based restricted share award made on January 28, 2015 under the Omnibus Plan. Shares subject to this award may be earned and vest in two equal tranches. The first tranche will vest on the second anniversary of the date of the grant if the performance goal for the one-year period ending December 31, 2016 is achieved, and the second tranche will vest on the third anniversary of the date of the grant if the performance goal for the one-year period ending December 31, 2017 is achieved.

(12)	Represents a stock option granted on December 1, 2014, which will vest with respect to 50% of the shares on each of the second and fourth anniversaries of the date of grant.

(13)	Represents a time-based restricted stock award granted on December 1, 2014 that will vest as to 10,000 shares on the second anniversary, and 20,000 shares on the third anniversary of the grant date.

(14)
Represents a PRSU award made on December 1, 2014 under the Omnibus Plan for the performance period beginning December 1, 2014 and ending December 31, 2016. Units subject to this award may be earned and vested or deferred after the end of the two-year performance period and prior to March 15, 2017. The amount shown is the target number of units that could be earned and paid out in shares or deferred based on the SEC requirement that disclosure should be based on the next higher performance level than that achieved during the performance period to date. There is no assurance that the target amount would be the actual amount ultimately paid.

(15)	Represents a stock option granted on February 6, 2012 under the Omnibus Plan which will vest on the fourth anniversary of the grant date.

(16)
Represents a performance based restricted share award made on January 28, 2015 under the Omnibus Plan for the fiscal year 2017 performance period. The amount shown is the number of shares that will vest upon achievement of the performance goal on the third anniversary of the date of grant.

(17)
These amounts are based upon our stock price of $85.95 on December 31, 2015. The actual value realized by our Named Executive Officers could be different based upon the eventual stock prices at the time of vesting.

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OPTION EXERCISES AND STOCK VESTED IN 2015

The following table provides information concerning the aggregate number of stock options exercised and shares of stock or stock units that vested for each of our Named Executive Officers during 2015, and the aggregate dollar values realized by each of our Named Executive Officers upon such event.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Scott W. Wine	120,000	14,923,746	27,876(4)	2,928,479
Michael T. Speetzen	0	0	0	0
Michael W. Malone	50,000	6,662,594	4,720(5)	354,802
Bennett J. Morgan	0	0	7,288(6)	547,839
Kenneth J. Pucel	0	0	20,000(7)	2,115,600
Stephen L. Eastman	0	0	8,527(8)	1,080,955
____________

(1)	Amounts shown in this column are based on the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price.

(2)
Amounts shown in this column include shares subject to restricted stock awards granted to Mr. Wine and Mr. Pucel that vested during 2015, shares subject to a performance restricted stock award granted to Mr. Eastman that vested during 2015, and shares that were issuable to Messrs. Wine, Malone, Morgan, and Eastman in settlement of PRSUs that were earned as of December 31, 2015 for the 2013-2015 performance period. As indicated in subsequent footnotes, three of these individuals elected to defer receipt of some or all of the settlement shares, with an equivalent number of deferred stock units then credited to the company stock fund in his SERP account. The terms of the deferrals are as described below under the caption "Nonqualified Deferred Compensation in 2015."

(3)
Amounts shown in this column are based on fair market value of a share of our common stock on the applicable vesting date. The PRSUs that were earned as of December 31, 2015 vested on February 1, 2016, upon the Compensation Committee's certification that the applicable performance goals had been satisfied.

(4)	This amount represents 12,000 shares of restricted stock that vested on January 31, 2015 valued at $144.59 per share, and 15,876 PRSUs that vested on February 1, 2016 valued at $75.17 per share.

(5)	This amount represents 4,720 PRSUs that vested on February 1, 2016 valued at $75.17 per share. Mr. Malone elected to defer receipt of 1,180 of the settlement shares.

(6)	This amount represents 7,288 PRSUs that vested on February 1, 2016 valued at $75.17 per share. Mr. Morgan elected to defer receipt of 2,551 of the settlement shares.

(7)	This amount represents 20,000 shares of restricted stock that vested on December 1, 2015 valued at $105.78 per share.

(8)
This amount represents 6,000 shares of a performance restricted share award that vested on February 6, 2015 valued at $148.50 per share,and 2,527 PRSUs that vested on February 1, 2016 valued at $75.17 per share. Mr. Eastman elected to defer receipt of 1,264 of the settlement shares.

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NONQUALIFIED DEFERRED COMPENSATION IN 2015

The following table sets forth information regarding the contributions by each Named Executive Officer and the Company to the SERP, as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP, for each Named Executive Officer as of and for the fiscal year ended December 31, 2015.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Scott W. Wine	6,055,779	102,171	(1,948,761)	0	15,305,350
Michael T. Speetzen	0	0	0	0	0
Michael W. Malone	752,523	31,657	(349,291)	0	5,826,237
Bennett J. Morgan	1,093,832	50,514	(474,072)	0	7,457,309
Kenneth J. Pucel	28,460	24,075	(1,127)	0	51,408
Stephen L. Eastman	249,574	16,770	(3,138)	0	426,119
____________

(1)
These amounts represent elective contributions into the SERP during 2015 of a portion of base salary earned during 2015 and a portion of the incentive compensation payable during 2015 under the Senior Executive Plan and/or pursuant to the PRSU awards by or to each of the Named Executive Officers. The amount of any base salary deferred is included in the amount reported in the 2015 salary column of the Summary Compensation Table and the amount of any annual incentive deferred is included in the amount reported in the 2014 non-equity incentive plan compensation column of the Summary Compensation Table.  The amount of any PRSU settlement that is deferred does not necessarily correspond to the grant date fair value of that PRSU award reported in the Summary Compensation Table in the year the award was granted. Deferrals related to amounts otherwise payable in 2016 (even if considered earned in 2015) will be shown as executive contributions for 2016.

(2)
These amounts represent Company matching contributions to the SERP during 2015. The amount in this column for each Named Executive Officer is included in the “All Other Compensation” column of the Summary Compensation Table for 2015.

(3)
These amounts represent earnings (losses) during 2015 credited to (deducted from) the respective Named Executive Officers’ SERP accounts. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings are considered to be “above market.”

(4)
Of the aggregate balances shown, the following amounts were previously reported as salary, annual incentive compensation, LTIP award compensation or all other compensation in Summary Compensation Tables covering fiscal years 2006–2014: Mr. Wine, $9,930,419; Mr. Malone, $3,292,716; Mr. Morgan, $2,201,0474 and Mr. Eastman $0. Mr. Pucel was not eligible to participate in the SERP in 2014. Mr. Speetzen first became a Named Executive Officer in 2015.

We sponsor a 401(k) Plan that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of covered compensation and can affirmatively elect to contribute 0-50% of covered compensation into the 401(k) Plan. We match employee contributions dollar-for-dollar up to 5% of base salary and Senior Executive Plan deferrals. Although Named Executive Officers are eligible to participate in the 401(k) Plan, the application of the annual compensation limit under Section 401(a)(17) of the Code prevents Named Executive Officers from fully contributing to the 401(k) Plan and receiving the full Company match. The SERP provides executives who participate in the 401(k) Plan with the opportunity to defer up to net 100% of their base salary and up to 100% of amounts payable under the Senior Executive Plan and PRSUs into the SERP. Typically, base salary and Senior Executive Plan deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is intended solely to restore contributions lost because of the application of the annual compensation limit under Section 401(a)(17) of the Code to the 401(k) Plan.

The SERP account of each Named Executive Officer is deemed to be invested in the fund(s) designated by the Named Executive Officer. For this purpose, the Named Executive Officers may choose among the same funds that are available to our employees generally under the 401(k) Plan. Deemed investment earnings and losses are applied to each Named Executive Officer’s SERP account based upon the performance of the applicable investment fund. At December 31, 2015, accounts of the Named Executive Officers were deemed to be invested in the following funds:

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American Funds(R) EuroPacific Growth Fund(R)	Vanguard Institutional Index Fund Institutional Shares
Columbia Acorn International Fund	Vanguard Mid-Cap Index Fund Institutional Shares
Fidelity Treasury Only Money Market Fund	Vanguard Small-Cap Index Fund Institutional Shares
Metropolitan West Total Return Bond Fund Plan Class	Vanguard Target Retirement 2030 Trust II
PIMCO Foreign Bond (Unhedged) Fund Institutional Class	Vanguard Total Bond Market Index Fund
Polaris Stock Fund

The Named Executive Officers may elect a distribution option annually prior to the beginning of the applicable earnings period under the SERP. The Named Executive Officers may elect to receive distributions (i) six months following separation of service or one year after separation of service; (ii) upon the attainment of a certain age, designated by the Named Executive Officer, between 59 ½ and 70 ½, provided that the Named Executive Officer will not attain the designated age for at least three years after his election; or (iii) the earlier or later of (i) or (ii). Named Executive Officers may elect to receive the distribution in a lump sum or in monthly, quarterly or annual installments over a period not to exceed 10 years. If the installment method is elected, the Named Executive Officer’s account will continue to be credited with a prorated amount of deemed investment earnings and losses during the installment period.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our Named Executive Officers are eligible to receive certain payments and benefits in the event of termination of their employment, including following a change in control, and upon a change in control pursuant to severance arrangements and equity award agreements with the Company.

Severance Arrangements with Named Executive Officers

We have entered into severance arrangements with our Named Executive Officers, which provide certain benefits to the Named Executive Officers upon their termination of employment under certain circumstances, including following a “change in control.” For this purpose, a “change in control” is deemed to occur if:

•	There is a substantial change in the composition of the Board which causes at least one-half of the Board to consist of new directors that were not nominated by the Company; or

•	A third party acquires ownership of 35% or more of our common stock, unless such acquisition is approved by the Company; or

•
We engage in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of our assets), unless we are the surviving entity after such transaction or at least one-half of our Board continue to serve as directors of the surviving entity after such transaction, as applicable.

Under the severance arrangements, a Named Executive Officer will be considered to have been terminated without cause if he or she is terminated other than for willful and continued nonperformance, conviction of a felony or other misconduct or detrimental actions as specified in the applicable agreement. A Named Executive Officer will be considered to have terminated his or her employment for good reason if he or she terminates employment due to a material reduction in title, authority, responsibilities or base compensation, a material change in the location of his or her principal place of employment or nonperformance by the Company of any material obligations owed to him or her, all as specified in the applicable agreement.

Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine

At December 31, 2015, we were a party to a severance, proprietary information and noncompetition agreement with Mr. Wine, our Chairman and CEO, dated September 1, 2008 (“Wine Severance Agreement”). The terms of the Wine Severance Agreement were established during the negotiations leading to his employment by the Company as our CEO. Mr. Wine is entitled to certain payments and benefits under the Wine Severance Agreement if his employment is terminated without cause or if he terminates his employment with good reason. The magnitude of the payments and benefits is dependent upon whether or not the termination was upon or within 24 months following a change in control (referred to as a “change in control termination” if occurring within that 24 month period).

Change in Control Related Payments

In the event of a change in control termination, Mr. Wine is entitled to receive:

•
A lump sum payment equal to two times his average annual cash compensation (including base salary and cash incentives under the Senior Executive Plan and the cash LTIP, but excluding the award or exercise of stock options, stock or stock unit grants) for the three fiscal years preceding the change in control termination;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•
If the termination occurs during the fiscal year after June 30, a payment of the amount of the average cash incentive award under the Senior Executive Plan paid to him for the three fiscal years immediately preceding the change in control, prorated for the full number of months actually worked in the current fiscal year prior to the termination.

Non-Change in Control Termination Related Payments

In the case of a termination not in connection with a change in control, Mr. Wine is entitled to receive:

•
The sum of (i) 100% of his annual base salary as of the termination date plus (ii) the amount of the cash incentive award paid to him under the Senior Executive Plan for the fiscal year immediately preceding the fiscal year in which the termination takes place payable over a period of one year;

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•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•
If the termination occurs during the fiscal year after June 30, payment of an amount equal to the cash incentive award under the Senior Executive Plan paid to him for the fiscal year immediately preceding the fiscal year in which the termination takes place, prorated for the full number of months actually worked in the current fiscal year prior to the termination;

•
If he elects to receive benefits under the Consolidated Omnibus Reconciliation Act (“COBRA”), payment for the premiums for coverage of Mr. Wine, his spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;

•
Pursuant to the PRSU award agreements, Mr. Wine is entitled to an amount equal to what he would otherwise be eligible to receive pursuant to any outstanding PRSU award had he remained continuously employed through the end of the applicable performance period under the PRSU, prorated for the number of full calendar years actually worked during such performance period; and

•	Reasonable executive outplacement services.

The amount of payments and benefits under the Wine Severance Agreement and the PRSU awards are detailed in the table appearing under the caption “Potential Payments to Mr. Wine” on page 49. As a condition to receiving payments and benefits under the severance agreement, Mr. Wine must execute a general waiver and release of any claims against the Company. The Wine Severance Agreement also provides that during and for a period of (i) 60 months following termination, Mr. Wine is prohibited from using or disclosing our proprietary information, except as required by his duties to Polaris and (ii) two years following termination, Mr. Wine must refrain from working for or acquiring an ownership interest (other than an interest of up to 1% of publicly held securities) in our competitors, or soliciting our employees.

Severance Agreements with Messrs. Speetzen, Morgan, Pucel, and Eastman

Change in Control Related Payments

We have entered into severance agreements with Messrs. Speetzen, Morgan, Pucel and Eastman, which provide that if upon or within 24 months after a change in control, any of such Named Executive Officers terminates employment for good reason or if his employment is terminated by the Company without cause, then the Named Executive Officer will be entitled to:

•
A lump sum cash payment equal to two times average annual cash compensation (including base salary and cash incentives under the Senior Executive Plan and the cash LTIP, but excluding the award or exercise of stock options, stock or stock unit grants) for our three fiscal years (or lesser number of fiscal years if employed for a shorter duration) immediately preceding such termination; and

•	Any earned but unpaid cash incentive awards under the Senior Executive Plan.

No cash incentive award will be paid for any part of the fiscal year in which the termination occurs.

Non-Change in Control Termination Related Payments

Under the severance agreements, a non-change in control termination is deemed to occur if the Named Executive Officer is terminated by the Company without cause other than in connection with a change in control. In the event of a non-change in control termination, the Named Executive Officer will be entitled to:

•
The sum of (i) 100% of his or her annual base salary as of the termination date (150% for Mr. Morgan) plus (ii) the amount of the cash incentive award under the Senior Executive Plan that was paid to the Named Executive Officer for the fiscal year immediately preceding the fiscal year in which the termination takes place;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•
Eligibility for early retirement benefits under our Early Retirement Benefit Policy for Officers without regard to age or time of service for Mr. Morgan and upon attainment of age and service criteria for other officers in accordance with the terms and conditions of such policy, which are discussed under the caption “Payments Made Upon Retirement” below;

•
If the Named Executive Officer elects to receive benefits under COBRA, payment for the premiums for coverage of the Named Executive Officer, his or her spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;

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•
Pursuant to the PRSU award agreements, the Named Executive Officers are entitled to an amount equal to what the Named Executive Officer would otherwise be eligible to receive pursuant to any outstanding PRSU award had he or she remained continuously employed through the end of the applicable performance period under the PRSU, prorated for the number of full calendar years actually worked during such performance period;

•	Reasonable executive outplacement services; and

•	The release of restrictions on all outstanding restricted share awards for which the performance goal has been met and the performance period has expired.

The amounts payable to each Named Executive Officer under the severance agreements and PRSU awards are quantified in the tables appearing under the caption “Potential Payments to Messrs. Speetzen, Malone, Morgan, Pucel and Eastman” on page 50.

Transition Agreement with Mr. Malone

In connection with his retirement, Mr. Malone signed a transition agreement which superseded his change in control and severance agreements. Under the terms of the transition agreement, he is entitled to an annual payment of $293,334 in March of each of the years 2016 through 2018. Any other payments to Mr. Malone in the event of a change in control or non-change-in-control termination will be governed by the terms of his outstanding stock option and equity awards as described below under the caption “Equity Award Agreements” and company policy. Mr. Malone is eligible for early retirement benefits due to his age and years of service. Amounts payable to Mr. Malone are quantified in the table appearing under the caption “Potential Payments to Messrs. Speetzen, Malone, Morgan, Pucel and Eastman” on page 50.

Equity Award Agreements

Mr. Wine’s stock option award agreements provide for full, accelerated vesting of all unvested options upon a change in control or if employment is terminated due to death or disability or after normal retirement age. Under Mr. Wine’s PRSU award agreements, upon a change in control one-sixth of the units subject to an award will be subject to accelerated vesting if the change in control occurs during the second year of the performance period, and one-third of the units will be subject to accelerated vesting if the change in control occurs during the third year of the performance period. In addition, if Mr. Wine is terminated by the Company without cause or he terminates his employment for good reason, he will be entitled to have vest, at the end of the performance period, a pro rata portion of the units that would otherwise be deemed to have been earned during the performance period. The prorated portion is based on the number of full calendar years that elapsed during the performance period prior to his termination, divided by three. Mr. Wine's restricted stock award agreement provides for vesting of unvested shares upon a change in control.

The stock option award agreements for Messrs. Speetzen, Malone, Morgan, Pucel, and Eastman provide for full, accelerated vesting of options upon a change in control or if employment is terminated due to death or disability or after normal retirement age. The PRSU award agreements for these individuals provide for accelerated vesting of the awards under the same circumstances and to the same degree as described above for Mr. Wine.

Under the equity award agreements, a Named Executive Officer will be considered to have been terminated without cause or to have terminated his employment for good reason under the same circumstances as described above in connection with the Named Executive Officers’ severance arrangements.

The amounts payable to Mr. Wine under the equity award agreements are quantified in the table appearing under the caption “Potential Payments to Mr. Wine” on page 49, and the amounts payable to the other Named Executive Officers are quantified in the table appearing under the caption “Potential Payments to Messrs. Speetzen, Malone, Morgan, Pucel and Eastman” on page 50.

Payments Made Upon Retirement

We maintain the 401(k) Plan and the restorative SERP, as explained in the section entitled “Nonqualified Deferred Compensation in 2015” on page 43. We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our Named Executive Officers.

We do, however, provide certain benefits and perquisites to Named Executive Officers that are retirement-eligible. These benefits and perquisites include:

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•	Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare B on and after age 65;

•	Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee;

•	Continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit;

•	Continued use of Polaris products in accordance with the active Named Executive Officer benefits, including related parts, garments and accessories;

•
For Senior Executive Plan participants, a possible prorated payout under the plan based on the time worked during the incentive compensation award period payable in accordance with the normal payment schedule;

•
Waiver of vesting period for outstanding stock options that have not yet vested at the date of retirement and an exercise period that is 36 months (for the full term of the option for Messrs. Speetzen and Pucel) from the effective date of termination; and

•	For the CEO only, continued use of our airplane and travel services in accordance with the active officer benefit.

To be eligible for full retirement-age benefits, the Named Executive Officer must have attained the age of at least 65. None of our Named Executive Officers were retirement-eligible as of December 31, 2015.

We also provide certain early retirement benefits to Named Executive Officers who have attained the age of at least 55 and have a minimum of 10 years of service to our Company. These benefits include the same benefits available at full retirement age described above, except that for Named Executive Officers other than Messrs. Speetzen and Pucel, all outstanding stock options that have not yet vested are forfeited.

Mr. Pucel is also eligible for an additional payment equal to three times his annual base salary upon retirement on or after age 55 plus five years of service. Mr. Pucel received this benefit as part of an inducement to join Polaris and as a substitute to a comparable benefit he received from his prior employer.

Non-Compete and Non-Solicitation Agreements

As described in “Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine” on page 45, Mr. Wine has agreed not to engage in competitive activities or solicit employees for a period of two years following his termination of employment. The other Named Executive Officers were required to enter into non-competition agreements as a condition to the receipt of certain equity grants, under which they agree to not engage in competitive activities or soliciting employees for a period of one year following their termination of employment.

Potential Payments to Named Executive Officers Upon Termination

The following tables quantify the amounts and benefits payable to the Named Executive Officers upon termination under various scenarios. In calculating the payments set forth in such tables, we have assumed that (i) the date of termination was December 31, 2015, the last business day of fiscal year 2015, and (ii) the stock price was $85.95 per share, the closing market price of our common stock on such date. The tables do not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, including:

•	Earned but unpaid base salary through the date of termination;

•	Accrued but unused vacation pay through the date of termination;

•
Company matching contributions to the 401(k) Plan in an amount which take into account the final payouts for base salary, incentive awards under the Senior Executive Plan, if any, and accrued vacation;

•	Distributions of plan balances under the Polaris 401(k) Plan; and

•	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The tables also do not reflect amounts attributable to vested, non-forfeitable equity-based awards (see “Outstanding Equity Awards at 2015 Fiscal Year-End” on page 40), or distributions of plan balances under the SERP (see “Nonqualified Deferred Compensation in 2015” on page 43). In addition, the tables do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the Named Executive Officers upon termination of

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employment. To the extent applicable, the present value of the payments presented in the tables below was calculated using a discount rate of 5%.

We provide a number of lifetime benefits and perquisites to our Named Executive Officers upon retirement or receipt of early retirement benefits. For purposes of quantifying the value of such benefits and perquisites in the tables below, we have used an average life expectancy age of 78 for such individuals. The costs of medical and dental coverage are based on current annual premiums times the number of years between officer age and 78 for those that receive it until then using a discount rate of 5%. Company parts, garments and accessories coverage is based on the average spent for the Named Executive Officers in 2015 multiplied by the number of years between the executive officer’s age and 78 (for those who receive it), using a discount rate of 5%.

Potential Payments to Mr. Wine

	Without Cause or With Good Reason Termination (not in connection with a Change in Control ($)	Without Cause or With Good Reason Termination (Change in Control) ($)	Change in Control (without Termination) ($)	Death or Disability ($)	Retirement ($)
Scott W. Wine
Cash Compensation	2,318,136	15,114,724	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	717,012	717,012	0	717,012	0
PRSUs(2)	1,509,169	1,509,169	1,509,169	0	0
Stock Options (Unvested and Accelerated)(3)	0	1,834,200	1,834,200	1,834,200	0
Restricted Stock (Unvested and Accelerated)	0	1,031,400	1,031,400	0	0
Benefits and Perquisites
Medical and Dental	20,501	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	4,564,818	20,206,505	4,374,769	2,551,212	0
______________

(1)	Estimated payment based on achievement level of performance matrix.

(2)	The amount reflected for Mr. Wine represents his pro rata target payout for the 2013 and 2014 PRSU awards and assumes the payment would be made by March 2016 and March 2017, respectively.

(3)	Represents the market value of unvested stock options less the option exercise price.

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Potential Payments to Messrs. Speetzen, Malone, Morgan, Pucel and Eastman

	Without Cause Termination (not in connection with a Change in Control) ($)	Without Cause or With Good Reason Termination (in connection with a Change in Control) ($)	Change in Control (without Termination) ($)	Death or Disability ($)	Retirement($)
Mr. Speetzen
Cash Compensation	998,402	998,402	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	0	0	0	0	0
PRSUs	0	0	0	0	0
Stock Options (Unvested and Accelerated)(3)	0	0	0	0	0
Restricted Stock (Unvested and Accelerated)	0	1,719,000	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	20,501	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	1,018,903	2,717,402	0	0	0
Mr. Malone
Cash Compensation	753,922	753,922	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	251,323	251,323	0	251,323	251,323
PRSUs(2)	396,501	396,501	396,501	0	0
Stock Options (Unvested and Accelerated)(3)	0	387,220	387,220	387,220	0
Restricted Stock (Unvested and Accelerated)	0	0	0	0	0
Benefits and Perquisites
Medical and Dental Insurance	645,208	0	0	0	645,208
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	33,801	0	0	0	33,801
Physical Exams	72,668	0	0	0	72,668
Total	2,153,423	1,788,966	783,721	638,543	1,003,000
Mr. Morgan
Cash Compensation	1,589,691	9,506,217	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	387,795	387,795	0	387,795	0
PRSUs(2)	647,523	647,523	647,523	0	0
Stock Options (Unvested and Accelerated)(3)	0	764,250	764,250	764,250	0
Restricted Stock (Unvested and Accelerated)	0	1,289,250	1,289,250	0	0
Benefits and Perquisites
Medical and Dental Insurance	714,899	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	37,157	0	0	0	0
Physical Exams	79,882	0	0	0	0
Total	3,456,947	12,595,035	2,701,023	1,152,045	0
Mr. Pucel
Cash Compensation	583,751	94,904	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	368,919	368,919	0	368,919	0
PRSUs(2)	72,900	72,900	72,900	0	0
Stock Options (Unvested and Accelerated)(3)	0	0	0	0	0
Restricted Stock (Unvested and Accelerated)	0	2,578,500	2,578,500	0	0
Benefits and Perquisites
Medical and Dental Insurance	20,501	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	1,046,071	3,115,223	2,651,400	368,919	0
Mr. Eastman
Cash Compensation	608,614	1,145,655	0	0	0
Annual Cash Incentives (Senior Executive Plan)(1)	158,934	158,934	0	158,934	0
PRSUs(2)	208,980	208,980	208,980	0	0
Stock Options (Unvested and Accelerated)(3)	0	266,250	266,250	266,250	0
Restricted Stock (Unvested and Accelerated)	0	859,500	859,500	0	0
Benefits and Perquisites
Medical and Dental Insurance	20,501	0	0	0	0
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Physical Exams	0	0	0	0	0
Total	997,029	2,639,319	1,334,730	425,184	0

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(1)	Estimated payment based on achievement level of performance matrix. Mr. Speetzen was not a participant in the Senior Executive Plan in 2015.

(2)
The amounts reflected for Messrs. Malone, Morgan, Pucel, and Eastman represent the pro rata target payout for the 2013 and 2014 PRSU awards and assumes the payments would be made by March 2016 and March 2017, respectively.

(3)	Represents the market value of unvested stock options less the option exercise price.

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DIRECTOR COMPENSATION

The following table sets forth the compensation earned for each of the non-employee directors for the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Annette K. Clayton	117,014	130,112	247,126
Brian C. Cornell(3)	75,750	130,112	205,862
Kevin M. Farr	131,000	130,112	261,112
Gary E. Hendrickson	124,000	130,112	254,112
Gwenne A. Henricks(4)	43,311	0	43,311
Bernd F. Kessler	115,500	130,112	245,612
R. M. (Mark) Schreck	119,500	130,112	249,612
John P. Wiehoff	147,000	130,112	277,112
____________

(1)
As described in more detail in the accompanying narrative, directors may defer all or a portion of the fees otherwise payable to them in accordance with our Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Each of the current directors deferred all fees otherwise payable to him or her in 2015 in accordance with the Deferred Compensation Plan. The deferred amounts were converted into common stock equivalents at the then current market price per share of our common stock. The aggregate number of common stock equivalents held by each non-employee director as of December 31, 2015 is reflected in the “Stock Awards” column of the “Non-Employee Directors - Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(2)
On April 30, 2015, the non-employee directors were each awarded under the Omnibus Plan 950 deferred stock units, each with a value equal to one share of our common stock. The grant date fair value for these deferred stock units was $136.96 per unit and is calculated in accordance with FASB ASC Topic 718 based on the closing market price of our common stock on the award date. The aggregate number of deferred stock units and common stock equivalents held by each non-employee director as of December 31, 2015 is reflected in the “Stock Awards” column of the “Non-Employee Directors - Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(3)	Mr. Cornell served on the Board until his resignation effective July 23, 2015.

(4)	Ms. Henricks was elected to the Board on July 22, 2015.

Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock awards for each of the non-employee directors as of December 31, 2015.

Name	Stock Awards(1)
Annette K. Clayton	50,639
Kevin M. Farr	3,665
Gary E. Hendrickson	10,882
Gwenne A. Henricks	336
Bernd F. Kessler	16,787
R. M. (Mark) Schreck	63,677
John P. Wiehoff	36,812
____________

(1)
Includes common stock equivalents awarded to directors under the Deferred Compensation Plan and deferred stock units awarded under the Omnibus Plan and the accompanying dividend equivalent units issued on each form of award.

Director Fees

Directors who are employees of our Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. We presently pay each

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non-employee director an annual director’s retainer of $85,000. The Lead Director of the Board receives an annual Lead Director fee of $25,000. The Chair of the Corporate Governance and Nominating Committee receives an annual committee chairman's fee of $10,000, the Chairs of the Compensation Committee and Technology Committee receive an annual committee chairman’s fee of $15,000, and the Chair of the Audit Committee receives an annual committee chairman’s fee of $20,000. Non-employee directors also receive an annual fee for committee membership: $10,000 for Audit Committee members; $7,500 for Compensation Committee members; $5,000 for Corporate Governance and Nominating Committee members; and $2,500 for Technology Committee members. Any non-employee director may elect to defer the receipt of all or a specified portion of the retainer and fee payments specified in this paragraph under the Deferred Compensation Plan (as described below).

Deferred Compensation Plan

We maintain the Deferred Compensation Plan for non-employee directors. A non-employee director can defer all or a portion of the retainer and fee payments that would otherwise be paid to him or her in cash. Such deferred amounts are converted into additional common stock equivalents based on the then fair market value of the common stock. Each common stock equivalent represents the economic equivalent of one share of common stock. Dividend equivalents are credited to non-employee directors as if the common stock equivalents are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional common stock equivalents.

As soon as practicable after a non-employee director’s service on the Board terminates, he or she will receive a distribution of a number of shares of our common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of a non-employee director, the shares will be issued to his or her beneficiary. Upon a change in control of our Company (as defined in the Deferred Compensation Plan), each non-employee director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

A maximum of 500,000 shares of common stock are reserved for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan will remain effective until May 31, 2020, unless terminated earlier by the Board. The Deferred Compensation Plan may be terminated or amended at any time by the Board.

Deferred Stock Units

Since 2007, we have granted our non-employee directors an annual award of deferred stock units in an amount determined by the Board. The deferred stock units are fully vested upon issuance. Upon termination of service as a director or upon an earlier change in control of our Company, each non-employee director will receive one share of common stock for every deferred stock unit credited to the non-employee director’s account. Dividend equivalents are credited to non-employee directors as if the deferred stock units are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional deferred stock units.

Use of Polaris Products

We provide each of the non-employee directors with the use of up to eight Polaris products, of his or her choice, at no charge to encourage a first-hand understanding of the riding experience of our customers and to provide the non-employee directors with an opportunity to evaluate product design and efficiency. The products used by the non-employee directors can be returned to the Company or purchased at a price greater than cost at the end of a defined usage period based upon months, miles or hours, depending upon the product line. We sell the returned products to dealers at an amount greater than the cost of such products to the Company. All non-employee directors also receive related parts, garments and accessories.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, shares of our common stock, common stock equivalents and deferred stock units having a value of at least three times the amount of the annual retainer and, if applicable, any committee chairman fee paid to such director. Compliance with the stock ownership guidelines is voluntary but is monitored by our CFO. All non-employee directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board. The following chart sets forth the stock ownership of each of the non-employee directors that were in office as of December 31, 2015 relative to the stock ownership guidelines:

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Name	Stock Ownership Guidelines (as a Multiple of Annual Director Retainer Fee)	Shares of Common Stock, Common Stock Equivalents and Deferred Stock Units Held as of December 31, 2015	Stock Ownership Guideline Met?
Annette K. Clayton	3x	50,639	Yes
Kevin M. Farr	3x	3,665	Yes
Gary E. Hendrickson	3x	10,882	Yes
Gwenne A. Henricks	3x	336(1)	No
Bernd F. Kessler	3x	16,787	Yes
R.M. (Mark) Schreck	3x	64,157	Yes
John P. Wiehoff	3x	36,812	Yes
____________

(1)
Ms. Henricks was first appointed to the Board on July 22, 2015. We expect that Ms. Henricks will satisfy the stock ownership guidelines on or prior to the fourth anniversary of the date she was first appointed to the Board.

EQUITY COMPENSATION PLAN INFORMATION
Our shareholders have approved our 1995 Stock Option Plan, Employee Stock Purchase Plan, Deferred Compensation Plan for Directors, and Omnibus Plan. Awards may currently be made only under the Omnibus Plan, the Deferred Compensation Plan for Directors, and the Employee Stock Purchase Plan.
We do not have any equity compensation plans outstanding that have not been approved by shareholders.
Summary Table
The following table sets forth certain information as of December 31, 2015, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,207,138(1)(2)	$84.33(3)	10,359,378(4)
Equity compensation plans not approved by security holders	None	N/A	None
Total	5,207,138	$84.33	10,359,378
____________

(1)
Includes 4,124,489 shares issuable upon exercise of outstanding stock options, 899,851 shares issuable upon settlement of outstanding performance restricted stock units, 76,141 shares issuable upon settlement of deferred stock units and accompanying dividend equivalent units issued under the Omnibus Plan to non-employee directors and 106,657 shares issuable upon settlement of common stock equivalents awarded to non-employee directors under the Deferred Compensation Plan for Directors, but excludes 230,916 shares of restricted stock issued under the Omnibus Plan. The actual number of performance restricted stock unit shares to be issued depends on our financial performance over a period of time.

(2)
The weighted average remaining contractual life of outstanding options was 6.57 years as of December 31, 2015. Unvested stock options, stock appreciation rights and performance restricted stock units do not receive dividend equivalents.

(3)	Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding deferred stock units, common stock equivalents or performance restricted stock units.

(4)
A total of 10,841 shares were available under the Deferred Compensation Plan for Directors, a total of 8,634,150 shares were available under the Omnibus Plan (the Omnibus Plan pool is decreased by three shares for every one share subject to a full-value award) and a total of 1,714,387 shares were available under the Employee Stock Purchase Plan.

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PROPOSAL 2 — APPROVAL OF AMENDED AND RESTATED POLARIS INDUSTRIES INC. EMPLOYEE STOCK PURCHASE PLAN

General Information

Upon the recommendation of the Compensation Committee, the Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"), which was originally approved by the Company's shareholders on May 10, 1995, to remove the expiration date of the ESPP, which currently expires on January 1, 2017. The Company's Board of Directors has determined that it is in the best interests of the Company and its shareholders to effect this amendment to the ESPP. Accordingly, the Board of Directors recommends that shareholders approve the proposed amendment. If the amendment to the ESPP is approved by shareholders, it will take effect as of April 28, 2016. If the amendment is not approved, the Plan will end on January 1, 2017.

The reserve of shares of common stock under the ESPP is subject to appropriate adjustment in the event of certain changes in the common stock including by reason of a stock split. A maximum of 3,000,000 shares of common stock, as adjusted for the 2011 stock split, were originally reserved for issuance upon the exercise of options ("Purchase Options") to purchase shares under the ESPP. Of that total, 1,714,387 shares of common stock remained available for purchase as of February 1, 2016. Shareholders will have to approve any additional reservation of shares for issuance under the ESPP. The ESPP is intended to encourage a sense of proprietary interest by employees by providing them with a means to acquire a shareholder interest in the Company.

The following summary of the ESPP is qualified in its entirety by reference to the complete text of the ESPP, which is attached as Annex A.

General Provisions

Duration of the ESPP; Shares to be Issued. The ESPP originally became effective on January 1, 1997 and was re-approved by shareholders in 2006. If the proposed amendment is approved, the ESPP will remain effective until terminated by the Board of Directors or it has exhausted all of the shareholder approved reserve of shares.

The shares of common stock to be issued or delivered under the ESPP will be authorized and unissued shares or previously issued and outstanding shares of common stock reacquired by the Company.

On February 1, 2016, the closing price of Polaris common stock on the New York Stock Exchange was $75.17 per share.

Administration. The ESPP is currently administered by the Compensation Committee. None of the members of the Compensation Committee are eligible to purchase common stock under the ESPP. The Compensation Committee has authority to establish such rules and procedures as are necessary or advisable to administer the ESPP. The interpretation and construction by the Compensation Committee of the ESPP is final.

Participants. Each employee of the Company or of any subsidiary company approved by the Board of Directors to participate in the ESPP who is customarily employed on a full-time or part-time basis and who is regularly scheduled to work more than 20 hours per week is eligible to participate in the ESPP. Each employee is eligible to participate in the ESPP for calendar months which commence on or after such employee's date of hire. An employee may not receive a Purchase Option under the ESPP if, immediately after the Purchase Option is granted, the employee would own stock and/or outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. Approximately, 4,785 employees were eligible to participate in the Employees Stock Purchase Plan as of January 26, 2016.

In addition, no employee is granted a Purchase Option under the ESPP or an option under any other employee stock purchase plan that qualifies for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), maintained by the Company to the extent that the employee's right to purchase shares of common stock under all such options would accrue at a rate at which the fair market value of the shares (determined at the time the Purchase Option is granted) would exceed $25,000 for each calendar year in which any of the options granted to such employee is outstanding at any time. The number of shares of common stock on which a Purchase Option is granted in any month shall not exceed 1,000. Also, unless the Compensation Committee otherwise determines, executive officers of the Company are not eligible to participate in the ESPP.

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The common stock purchased under the ESPP is paid for by payroll deductions. If an employee elects to participate in the ESPP, he or she must specify a percentage of cash compensation (up to a maximum of 10%) which the participating employee wants contributed to the ESPP on his or her behalf. These payroll deductions are credited to a bookkeeping account established in the participating employee's name. A participating employee may change his or her payroll contributions as of the first day of any calendar month.

Awards Available Under the ESPP. On the first day of each month, a participating employee is deemed to have been granted a Purchase Option for the maximum number of whole and fractional shares (computed to three decimal places) of common stock that can be purchased at the applicable option price with the payroll deductions credited to his or her account for that month. Each participating employee automatically and without any act on his or her part is deemed to have exercised each of his or her Purchase Options on the last day of each month. The number of shares of common stock subject to each Purchase Option equals the quotient of the balance credited to the participating employee's account as of the last day of the month divided by the option price. The applicable option price is an amount not less than the 95% of the averages of the closing prices per share of common stock on the New York Stock Exchange as of the first business day and the last business day of the month.

Shares of common stock purchased by a participating employee under the ESPP is held in trust by a trustee until withdrawn by the participating employee. A participating employee may withdraw any or all of the whole shares from the ESPP at any time. Fractional shares if withdrawn are settled in cash.

If any participating employee's employment with the Company terminates for any reason, including retirement, any unexercised Purchase Option granted to such participating employee will terminate as of the date of termination of employment. The payroll deductions credited to such employee's account will be refunded and the shares of common stock in such employee's account will be distributed.

Purchase Options granted under the ESPP are not transferable otherwise than by will or the laws of descent and distribution, and are exercisable during the participating employee's lifetime only by the participating employee.

Termination and Amendment. The Board of Directors has the authority to terminate or amend the ESPP at any time. However, amendments must be approved by the Company's shareholders if shareholder approval is required under the terms of the ESPP or in order for the ESPP to meet applicable statutory or regulatory requirements.

Antidilution Provisions. The amount of shares authorized to be issued under the ESPP, and the terms of outstanding Purchase Options, may be adjusted to prevent dilution or enlargement of rights in the event of any merger, consolidation, reorganization, recapitalization, stock split, spin-off, split up or other changes in the corporate structure or distributions to the shareholders.

Certain Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences of the ESPP based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

The ESPP is intended to be an "employee stock purchase plan" under Section 423 of the Code. A participating employee must pay federal income, Federal Insurance Contributions Act (FICA) and Medicare taxes on amounts that are deducted from his or her compensation to purchase common stock under the ESPP. However, an employee is not subject to tax upon receipt of a Purchase Option under the ESPP or upon the purchase of shares of common stock pursuant to the Purchase Option.

If the participating employee disposes of the shares acquired pursuant to a Purchase Option more than two years following the date of grant of the Purchase Option and more than one year following the date of exercise of the Purchase Option, then the amount realized upon the disposition of the shares is taxed as long-term capital gain; provided, however, that upon such disposition (or in the event of the participating employee's death while owning the shares) the participating employees recognizes as ordinary income (rather than capital gain) an amount equal to the lesser of (i) the difference between the fair market value of the shares as of the date of the grant of the Purchase Option and the option price paid for the shares, or (ii) the difference between the fair market value of such shares on the date as of which the shares were sold and the option price paid for the shares. The difference between the amount realized upon the disposition of the shares and the amount recognized as ordinary income, if any, will be taxed as long-term capital gain.

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If the participating employee disposes of the shares before the one-year and two-year holding requirements are met, in the year of disposition he or she recognizes ordinary income equal to the difference between (i) the fair market value of the shares on the date of exercise or the amount realized upon disposition of the shares, whichever is less, and (ii) the option price paid for the shares. Any additional amount realized upon disposition of the shares is taxed as either short-term or long-term capital gain, depending upon how long the shares were held.

The Company is entitled to a federal income tax deduction with respect to the ESPP only if and when a participating employee disposes of common stock before the one- and two-year holding periods are met. The amount of this deduction equals the amount of ordinary income that the participating employee recognizes in connection with such disposition.

Vote Required

Approval of the amendment to the ESPP will require the affirmative vote of the holders of the majority of shares of Polaris common stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming the presence of a quorum at the Annual Meeting (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of the Company's common stock).

Board Recommendation

The Board of Directors unanimously recommends a vote 'FOR" the proposal to approve the amendment to the ESPP.

Plan Benefits

The benefits to be received by our executive officers, directors and employees as a result of the proposed amendment and restatement of the ESPP are not determinable because the amounts of future purchases by participants are based on elective participant contributions.

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PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2016, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee Charter require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the Board on a significant issue of corporate governance.

If the selection of EY as our independent registered public accounting firm for fiscal 2016 is not ratified by our shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of EY will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board, upon recommendation of the Audit Committee, unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016.

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AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of six directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing the Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2015 with management and with representatives of EY, our independent registered public accounting firm. The Audit Committee also reviewed, and discussed with management and representatives of EY, management’s assessment and report and EY’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and the Audit Committee has discussed the independence of EY with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. EY is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reliance on the reviews and discussions referred to in this Report, the Audit Committee recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE

Kevin M. Farr, Chair
Gwenne A. Henricks
Bernd F. Kessler
Lawrence D. Kingsley
R.M. (Mark) Schreck
John P. Wiehoff

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees. The aggregate audit fees paid to EY for the fiscal years ended December 31, 2015 and December 31, 2014 were $1,697,000 and $1,466,000, respectively. These fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory audits at certain foreign subsidiaries, the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and certain accounting consultation services surrounding acquisition and joint venture activities.

Audit-Related Fees. The aggregate audit-related fees paid to EY for the fiscal years 2015 and 2014 were $158,000 and $394,000, respectively. These fees represent amounts reasonably related to the performance of the audit or review of the consolidated financial statements that are not reported under the Audit Fees category such as the audit of Polaris Acceptance, the audit of employee benefit plans, the issuance of certain industry reports, and assistance provided in connection with potential transactions.

Tax and Other Fees. The aggregate fees billed by EY for tax and other services rendered for the fiscal years 2015 and 2014 were $107,000 and $107,000, respectively. These fees were primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries, and potential transactions.

Audit Committee Pre-Approval Requirements. The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and the PCAOB and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by EY during fiscal 2015 were pre-approved pursuant to the procedures outlined above.

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PROPOSAL 4 — ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

General Information

We are providing our shareholders with the opportunity to vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis (“CD&A”), our executive compensation philosophy and programs align executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program include:

•	Emphasizing variable compensation that is tied to our financial and stock price performance to generate and reward superior individual and collective performance,

•
Linking executives’ incentive goals with the interests of our shareholders, providing equity-based forms of compensation and establishing specific stock ownership guidelines for key management employees,

•	Supporting and rewarding executives for consistent performance over time and achievement of our long-term strategic goals, and

•	Attracting and retaining highly qualified executives whose abilities are critical to our success and competitive advantages.

Our shareholders have a right to cast an advisory vote on our executive compensation program at the Annual Meeting. As a result, we are presenting this proposal, which gives you, as a shareholder, the opportunity to vote “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders approve the compensation of Polaris Industries Inc. Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in our 2016 Proxy Statement.”

The Board urges shareholders to endorse the compensation programs for our Named Executive Officers by voting “FOR” the resolution.

The 2015 compensation structure is similar to the 2012, 2013 and 2014 design, which received the approval of over 97% of the shares that were voted on the matter each of those years. As discussed in the CD&A contained in this Proxy Statement, the Compensation Committee of the Board believes that the executive compensation provided for 2015 is reasonable and appropriate. Compensation for the year is established in January and is guided by the prior year performance as well as projections for the forthcoming year. In deciding how to vote on this proposal, the Board advises you to consider the following factors related to the compensation paid to our Named Executive Officers in fiscal 2015, each of which is discussed in the CD&A:

•	Our sales increased 5.3% over 2014, to a record amount for the sixth consecutive year of $4,719.0 million.

•	Earnings per diluted share increased to a record amount for the sixth consecutive year of $6.75 per share.

•	Reported net income from continuing operations increased to $455.4 million for 2015.

•	Our total shareholder return, reflecting both stock price appreciation and reinvestment of dividends, has been 19.0% over the past five years and 16.0% over the past ten years.

•	The Compensation Committee and Mr. Wine mutually agreed to forego his annual incentive award for 2015.

•	No base salary increases were made to Named Executive Officers for 2016.

•
PRSUs granted in 2013 to the Named Executive Officers under the 2013-2015 performance period were earned at 20% above target, reflecting the first time since 2012 that maximum performance was not achieved.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” approval of the resolution to approve the compensation of our Named Executive Officers.

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OTHER MATTERS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Under the rules of the SEC, if a shareholder wants the Company to include a proposal in our Proxy Statement and form of proxy for presentation at our 2017 Annual Meeting of Shareholders, the proposal must be submitted in writing and received by our Corporate Secretary at our principal executive offices by November 12, 2016. The proposal must comply with the rules of the SEC and our bylaws, which are described below. If a shareholder intends to introduce an item of business or nominate a person as a director at the 2017 Annual Meeting, without including the proposal or nomination in the Proxy Statement, we must receive notice of that intention no later than January 27, 2017.

A shareholder’s notice to the Company must include the information required by our bylaws, including, if the item of business does not relate to the nomination of a person to serve as a director, a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, any material interest of the shareholder or any associated person of the shareholder in the business desired to be brought before the meeting, the name and address of the shareholder and any associated person of the shareholder as they appear on our books, and specified information regarding the shareholder’s interests in our capital stock. A shareholder’s notice to the Company of the nomination of a person to serve as a director must include, as applicable, similar information as required above, as well as the name of any director nominee, information about the nominee required by SEC rules and the director nominee’s consent to be named and serve if elected.

ADDITIONAL INFORMATION

Householding

We have adopted a procedure approved by the SEC called householding, which allows us to deliver a single set of our Annual Report on Form 10-K, which includes the Annual Report to Shareholders (together, the "Annual Report"), Proxy Statement or Notice to shareholders who do not participate in electronic delivery and have the same last name and address. This process helps eliminate duplicate mailings and reduces our printing and mailing costs.

If your household would like to receive individual rather than multiple mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Englewood, New York 11717, or call 800-542-1061. If a broker or other nominee holds your shares, you may continue to receive multiple mailings. Please contact your broker or other nominee directly to discontinue multiple mailings from them.

Your household may have received a single set of our Annual Report and Proxy Statement; if you would like another set, please write to Broadridge Investor Communications Solutions at the address above.

Annual Reports

Our Annual Report is available on our website at www.polaris.com in the “Investors” section. You may also request a free copy of our Annual Report and Proxy Statement by writing to the Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, MN 55340, or by calling (763) 542-0500.

By Order of the Board of Directors

/s/ Stacy L. Bogart
Stacy L. Bogart
Senior Vice President, General Counsel and Secretary

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Annex A
POLARIS INDUSTRIES INC.
EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated
Effective April 28, 2016

ARTICLE I - PURPOSE
1.01    Purpose
The Polaris Industries Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Polaris Industries Inc., a Minnesota corporation (the “Company”), and its subsidiary corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock, par value $.01 per share (“Common Stock”) of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
ARTICLE II - DEFINITIONS
2.01     Board
“Board” shall mean the Board of Directors of the Company.
2.02    Committee
“Committee” shall mean the committee described in Article IX.
2.03    Compensation
“Compensation” shall mean a participant’s wages, salary and other cash remuneration from the Company or a Participating Subsidiary. The term “Compensation” is intended to coincide with the definition of “Compensation” as defined in the Polaris 401(k) Retirement Savings Plan of the Company.
2.04    Employee
“Employee” shall mean any person who is customarily employed on a full-time or part-time basis by the Company or a Participating Subsidiary and is regularly scheduled to work more than 20 hours per week.
2.05    Fair Market Value
“Fair Market Value” shall mean, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange, the closing price, regular way, of the Common Stock on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; (ii) if the Common Stock is not listed for trading on a national securities exchange, the last reported bid price published in the OTC Link or displayed on the OTC Bulletin Board, as the case may be; or (iii) if the Common Stock is not listed for trading on a national securities exchange, or is not published in the OTC Link or displayed on the OTC Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.
2.06    Fund Account
“Fund Account” shall mean the bookkeeping account established for each participant to which the participant’s payroll deductions shall be credited.
2.07    Investment Account
“Investment Account” shall mean the account established for each participant to which Common Stock purchased by the participant under the Plan shall be credited.
2.08    Participating Subsidiary
“Participating Subsidiary” shall mean any corporation which (i) is a “subsidiary corporation” of the Company as that term is defined in section 424 of the Code and (ii) is designated as a participating employer under the Plan by the Board.

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ARTICLE III - ELIGIBILITY AND PARTICIPATION
3.01    Initial Eligibility
Each Employee shall be eligible to participate in the Plan for calendar months which commence after such Employee’s date of hire.
3.02    Restrictions on Participation
Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee), (ii) which permits his or her rights to purchase stock under all Code section 423 employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding or (iii) if such Employee is an officer of the Company for purposes of section 16 of the Securities Exchange Act of 1934, as amended, unless the Committee, in its sole discretion, determines that such officers shall be eligible to participate in the Plan.
3.03     Commencement of Participation
An eligible Employee may become a participant by authorizing payroll deductions as prescribed by the Company. Participation in the Plan and payroll deductions for a participant shall commence on the first day of the month following the date his or her authorization for a payroll deduction is filed. A participant’s payroll deduction authorization shall remain in effect unless amended or terminated by the participant as provided in Section 4.03 or Article VII.
ARTICLE IV - PAYROLL DEDUCTIONS
4.01    Amount of Deduction
At the time a participant files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her Compensation on each payday during the time he or she is a participant computed as a percentage of his or her Compensation, not to exceed a maximum of 10%.
4.02    Participant’s Fund Account
All payroll deductions made for a participant shall be credited to a Fund Account established in his or her name under the Plan. A participant may not make any separate cash payment into such account. No interest shall be credited or paid on amounts credited to participants’ Fund Accounts under the Plan.
4.03     Changes in Payroll Deductions
A participant may discontinue his or her participation in the Plan as provided in Article VII and may change his or her payroll deduction percentage as of the first day of any calendar month.
ARTICLE V - OPTIONS
5.01    Number of Options
Subject to clause (ii) of Section 3.02 of the Plan, on the first business day of each month, a participant shall be deemed to have been granted an option to purchase the maximum number of whole and fractional shares of Common Stock (computed to three decimal places) as can be purchased at the applicable option price (as described in Section 5.02) with payroll deductions credited to his or her Fund Account during such month, but in no event shall the number of shares of Common Stock on which such option is granted in any month exceed 1,000.
5.02    Option Price
The per share option price of Common Stock purchased with payroll deductions made for a participant shall be an amount not less than 95% of the average of the Fair Market Values of a share of the Common Stock on the first business day of the month and the last business day of the month, as determined from time to time by the Committee in accordance with applicable rules and regulations.
5.03    Option Period
All options which shall be deemed granted under Section 5.01 of this Plan as of the first business day of a month shall be automatically exercised in accordance with Section 6.01 unless sooner terminated in accordance with Article VII.

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ARTICLE VI - EXERCISE OF OPTIONS
6.01    Automatic Exercise
Unless a participant sooner withdraws from the Plan as provided in Article VII, his or her option for the purchase of Common Stock with payroll deductions credited to his or her Fund Account will be deemed to have been exercised automatically on the last business day of each calendar month, for the purchase from the Company of the number of whole and fractional shares of Common Stock (computed to three decimal places) which the accumulated payroll deductions credited to his or her Fund Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which an option is deemed to have been granted to the participant pursuant to Section 5.01). Any excess amount credited to a participant’s Fund Account at the end of each month will be carried forward and applied to the purchase of Common Stock under the Plan in the next month if the participant’s participation in the Plan is continuing and if the excess amount represents only a fractional share of the Common Stock. If the previous sentence is not applicable to such excess amount, the excess amount will be promptly returned to the participant.
6.02     Fractional Shares
The shares of Common Stock purchased by a participant upon the deemed exercise of his or her option as specified above and credited to his or her Investment Account shall include fractional shares. No fractional share may, however, be withdrawn from a participant’s Investment Account, but will instead be settled in cash.
6.03     Investment Accounts
All shares of Common Stock purchased under the Plan shall be maintained in separate Investment Accounts for participants. All cash dividends paid with respect to the shares so purchased shall be reinvested in Common Stock and added to shares held for a participant in his or her Investment Account.
ARTICLE VII - WITHDRAWAL
7.01    In General
A participant may withdraw payroll deductions credited to his or her Fund Account under the Plan at any time by giving electronic notice of withdrawal to Human Resources. All of the cash credited to his or her Fund Account and not used to buy Common Stock shall be paid to the participant will be electronically transferred to the participant promptly after receipt of his or her notice of withdrawal. Upon such a withdrawal, all unexercised options of the participant shall immediately terminate.
7.02    Termination of Employment
Upon termination of the participant’s employment for any reason, including retirement, his or her unexercised options shall immediately terminate and the payroll deductions credited to his or her Fund Account and not used to buy Common Stock will be paid to him or her, and the shares of Common Stock credited to his or her Investment Account will be electronically transferred to an account in the participant’s name under the Polaris dividend reinvestment plan, or, in the case of his or her death subsequent to the termination of his employment, to an account under the Polaris dividend reinvestment plan in the name of the person or persons entitled thereto under Section 10.01.
7.03    Shares in Investment Account
A participant may, at any time, withdraw any or all of the whole shares credited to his or her Investment Account by providing notice to that effect to the Plan Agent, who will electronically transfer such shares to the participant. If the withdrawal of shares occurs in connection with a participant’s withdrawal from the Plan or Termination of employment, all whole shares in the participant’s Investment Account will transferred to the participant as described above, and the participant will be paid a cash amount representing the Fair Market Value of any fractional share in the Investment Account. Subject to applicable laws and the Company’s insider trading policy, the participant may also, at any time, sell any or all of the shares (including any fractional share) in the participant’s Investment Account by providing notice to that effect to the Plan Agent.
ARTICLE VIII - COMMON STOCK
8.01     Maximum Number of Shares
The maximum number of shares of Common Stock which the Company shall have authority to issue under this Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.04, shall be 3,000,000

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shares. Such shares may be authorized but unissued shares or reacquired shares of Common Stock, as the Company shall determine. If the total number of shares for which options are exercised on any exercise date exceeds the maximum number of shares available, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Fund Account of each participant under the Plan shall be returned to him or her as promptly as possible.
8.02     Participant’s Interest in Option Stock
The participant will have no interest in Common Stock covered by his or her option until such option has been exercised.
8.03     Registration of Stock
Shares of Common Stock purchased under the Plan will be held for the benefit of participants, until withdrawn by the participant in accordance with Article VII. Upon such withdrawal, the shares shall be registered in the name of the participant or, if the participant so directs by written notice to the Treasurer of the Company, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.
8.04     Restrictions on Exercise
The Board may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, on a stock exchange, and that either (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective or (ii) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.
ARTICLE IX - ADMINISTRATION
9.01     Appointment of Committee
The Board shall appoint a Committee to administer the Plan. No member of the Committee shall be eligible to purchase Common Stock under the Plan.
9.02     Authority of Committee
Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive.
9.03     Rules Governing the Administration of the Committee
The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of the members of the Committee shall constitute the vote of a quorum. All determinations of the Committee shall be made by a majority of its members present. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
ARTICLE X - MISCELLANEOUS
10.01     Designation of Beneficiary
A participant may file a written designation of a beneficiary who is to receive any cash and shares of Common Stock credited to the participant’s Investment and Fund Accounts upon the participant’s death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such cash and shares of Common Stock to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such cash and shares of Common

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Stock to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash and shares of Common Stock to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the cash and shares of Common Stock credited to the participant under the Plan.
10.02     Transferability
During a participant’s lifetime, his or her options can only be exercised by him or her. Neither the amounts credited to a participant’s Fund Account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged~~,~~ or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.01.
10.03     Use of Funds
All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such amounts.
10.04     Adjustment Upon Changes in Capitalization
If the outstanding shares of Common Stock are increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger recapitalization, reclassification, stock split, reverse stock split, stock dividend or similar transaction, appropriate and proportionate adjustments shall be made by the Committee in the number and/or kind of shares which are available for issuance under the Plan or subject to purchase under outstanding options and on the option exercise price or prices applicable to outstanding options. For the purposes of this paragraph, any distribution of shares to shareholders in an amount aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.
Upon the dissolution or liquidation of the Company, upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation~~,~~ or upon a sale of substantially all of the property or stock of the Company to another corporation, the Board may determine and provide that: (i) each option outstanding under the Plan that is scheduled to be exercised after the date of the consummation of the business combination transaction shall be continued or assumed or an equivalent option shall be substituted by the surviving or successor corporation or a parent or subsidiary of such corporation; (ii) the Plan shall be terminated; or (iii) the monthly purchase period then in progress shall be shortened by setting a new exercise date. If a new exercise date is set, it shall be a specified date before the date of the consummation of the business combination transaction. Each participant shall be notified in writing, prior to any new exercise date, that the exercise date for the existing monthly purchase period has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant’s employment has been terminated or the participant has withdrawn from the Plan.
10.05     Amendment and Termination
The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (i) increase the maximum number of shares which the Company may purchase to provide participants with stock under the Plan, (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or (iii) permit the members of the Committee to purchase Common Stock under the Plan. No termination, modification or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under such option.
10.06     Effective Date
The Plan shall become effective as of January 1, 1997, or such earlier date as the Board may determine, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders of the Company to be held within 12 months before or after the date the Plan is adopted by the Board. If the Plan is not so approved, the Plan shall not become effective.
10.07    No Employment Rights
Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any participant’s employment or service to the Company or any Subsidiary at any time or for any reason not prohibited by law, nor confer upon any participant any right to continue employment for any specified period of time. Neither an option

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granted under this Plan, nor any benefit arising under this Plan, shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Section 10.05, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company or its Subsidiaries.
10.08     Costs and Expenses
No brokerage commissions or fees shall be charged by the Company in connection with the purchase of shares of Common Stock by participants under the Plan. All costs and expenses incurred in administering the Plan and conducting purchases shall be borne by the Company.
10.09     Effect of Plan
The provisions of the Plan shall, in accordance with its terms, be binding upon and inure to the benefit of all successors of each Employee participating in the Plan, the executors, administrators or trustees thereof, heirs and legatees and any receiver, trustee in bankruptcy or representative of creditors of such Employee.
10.10     Governing Law
The Plan and each option granted under this Plan shall be governed by the laws of the State of Minnesota, excluding any conflict or choice of law rule or principle that otherwise refers construction or interpretation of the Plan to the substantive law of another jurisdiction. Each Employee granted an option under this Plan is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Minnesota to resolve any and all issues that may arise out of or related to this Plan or any related option.

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ATTN: RICHARD EDWARDS
POLARIS INDUSTRIES INC.
2100 HIGHWAY 55
MEDINA, MN 55340

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00250-P62051-Z65024

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POLARIS INDUSTRIES INC.

The Board of Directors recommends you vote FOR the nominees listed in Item 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Gwenne A. Henricks
02) Bernd F. Kessler
03) Lawrence D. Kingsley
04) Scott W. Wine

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) on the proxy. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If signing for a corporation, provide the name of the corporation and your full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

E00251-P62051-Z65024

POLARIS INDUSTRIES INC.
Annual Meeting of Shareholders
April 28, 2016 9:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bennett J. Morgan and Michael T. Speetzen, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of POLARIS INDUSTRIES INC. that the shareholder(s) held of record at the close of business on March 1, 2016 and is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on April 28, 2016, at the Polaris Corporate Headquarters, 2100 Highway 55, Medina, MN 55340, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2016.

POLARIS INDUSTRIES INC.

ATTN: RICHARD EDWARDS
POLARIS INDUSTRIES INC.
2100 HIGHWAY 55
MEDINA, MN 55340

E00252-TBD

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 1, 2016
Date: April 28, 2016 **Time:** 9:00 AM CDT
Location: Polaris Corporate Headquarters
2100 Highway 55
Medina, MN 55340

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice and Proxy Statement   2. Annual Report with Form 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 14, 2016 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E00253-TBD

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Voting Items

The Board of Directors recommends you vote FOR the nominees listed in Item 1:

1. Election of Directors

   Nominees

   01) Gwenne A. Henricks
   02) Bernd F. Kessler
   03) Lawrence D. Kingsley
   04) Scott W. Wine

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

E00254-TBD

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